As filed with the Securities and Exchange Commission on August 15, 2007
Registration No. 333-37980

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC. 20549
_____________________

POST-EFFECTIVE AMENDMENT NO. 6
TO
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Initial Depositor
(Exact name of registrant as specified in charter)
________________

Market 2000+ HOLDRSSM Trust
[Issuer with respect to the receipts]

Delaware (State or other jurisdiction of incorporation or organization)	6211 (Primary Standard Industrial Classification Code Number)	13-5674085 (I.R.S. Employer Identification Number)
________________

250 Vesey Street
New York, New York 10281
(212) 449-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
________________
Copies to:
Judith Witterschein, Esq.
Corporate Secretary
Merrill Lynch, Pierce, Fenner & Smith Incorporated
250 Vesey Street
New York, New York 10281
(212) 449-1000
(Name, address, including zip code, and telephone, including area code, of agent for service)
Andrew B. Jánsky Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

PROSPECTUS

1,000,000,000 Depositary Receipts
Market 2000+ HOLDRSSM Trust
______________________________

The Market 2000+ HOLDRSSM Trust issues Depositary Receipts called Market 2000+ HOLDRSSM representing your undivided beneficial ownership in the common stock or American depositary shares of a group of specified companies that, when the Market 2000+ HOLDRS were initially issued on August 29, 2000, were among the 50 largest companies whose common stock or American depositary shares were listed for trading on the New York Stock Exchange or the American Stock Exchange or quoted on the Nasdaq National Market System, as measured in terms of worldwide market capitalization on July 7, 2000. The Bank of New York is the trustee. You only may acquire, hold or transfer Market 2000+ HOLDRS in a round-lot amount of 100 Market 2000+ HOLDRS or round-lot multiples. Market 2000+ HOLDRS are separate from the underlying deposited common stocks or American depositary shares that are represented by the Market 2000+ HOLDRS. For a list of the names and the number of shares of the companies that are represented by a Market 2000+ HOLDR, see “Highlights of Market 2000+ HOLDRS - The Market 2000+ HOLDRS” starting on page 8. The Market 2000+ HOLDRS Trust will issue Market 2000+ HOLDRS on a continuous basis.

Investing in Market 2000+ HOLDRS involves significant risks. See “Risk Factors” starting on page 4.

Market 2000+ HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Market 2000+ HOLDRS are not interests in the Bank of New York, as trustee. Please see “Description of the Depositary Trust Agreement” in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

The Market 2000+ HOLDRS are listed on the American Stock Exchange under the symbol “MKH.” On August 9, 2007, the last reported sale price of the Market 2000+ HOLDRS on the American Stock Exchange was $63.04.

______________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

______________

The date of this prospectus is August 14, 2007.

“HOLDRS” and “HOLding Company Depositary ReceiptS” are service marks of Merrill Lynch & Co., Inc.

This prospectus contains information you should consider when making your investment decision. With respect to information about Market 2000+ HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Market 2000+ HOLDRS in any jurisdiction where the offer or sale is not permitted.

The Market 2000+ HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to “U.S. States Federal Income Tax Consequences—Non-U.S. receipt holders” and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Market 2000+ HOLDRS or of the underlying securities through an investment in the Market 2000+ HOLDRS.

SUMMARY

The Market 2000+ HOlding Company Depositary ReceiptS or HOLDRS trust was formed under the depositary trust agreement, dated as of July 26, 2000, among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Market 2000+ HOLDRS, and was amended on August 18, 2000. The trust is not a registered investment company under the Investment Company Act of 1940.

The trust currently holds shares of common stock or American depositary shares issued by 56 specified companies that are currently listed on the New York Stock Exchange or the American Stock Exchange or quoted on the Nasdaq National Market System.

At the time of the initial offering on August 29, 2000, the Market 2000+ HOLDRS consisted of shares of common stock or American depositary shares of 50 specified companies that were generally considered to be among the largest companies whose common stock or American depositary shares were listed for trading on the New York Stock Exchange or the American Stock Exchange or quoted on the Nasdaq National Market System, as measured in terms of worldwide market capitalization on July 7, 2000. The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities. See “Highlights of Market 2000+ HOLDRS—Reconstitution events” and “Highlights of Market 2000+ HOLDRS—Rights relating to the underlying securities” for a discussion of how common stocks or American depositary shares of companies who are not the 50 largest as measured in terms of worldwide market capitalization are included in the trust. The number of shares of each company’s common stock or American depositary shares currently held by the trust with respect to each round-lot of Market 2000+ HOLDRS is specified under “Highlights of Market 2000+ HOLDRS—The Market 2000+ HOLDRS.” This group of common stocks or American depositary shares, and the securities of any company that may be added to the Market 2000+ HOLDRS, are collectively referred to in this prospectus as the securities or the underlying securities. The number of companies in the Market 2000+ HOLDRS may change as a result of reconstitution events, distributions of securities by underlying issuers, or other events.

The Market 2000+ HOLDRS are separate from the underlying common stocks or American depositary shares that are represented by the Market 2000+ HOLDRS. On August 9, 2007, there were 503,700 Market 2000+ HOLDRS outstanding.

RISK FACTORS

An investment in Market 2000+ HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Market 2000+ HOLDRS.

General Risk Factors

•
Loss of investment. Because the value of Market 2000+ HOLDRS directly relates to the value of the underlying securities, you may lose all or a substantial portion of your investment in the Market 2000+ HOLDRS if the underlying securities decline in value.

•	Discount trading price. Market 2000+ HOLDRS may trade at a discount to the aggregate value of the underlying securities.

•
Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Market 2000+ HOLDRS or other corporate events, such as mergers, a Market 2000+ HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with other fractional shares of such underlying securities included in the HOLDR and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional share ownership in the underlying securities. In addition, if you surrender your Market 2000+ HOLDRS to receive the underlying securities and other property represented by your Market 2000+ HOLDRS, you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

•
Not necessarily consisting of the companies with the largest market capitalization. At the time of the initial offering on August 29, 2000, the companies included in the Market 2000+ HOLDRS were the 50 largest companies whose securities are traded on a U.S. stock market, as measured by worldwide market capitalization on July 7, 2000. One or more of the companies whose common stock or American depositary shares are included in the Market 2000+ HOLDRS may no longer have a market capitalization that is among the 50 companies with the largest market capitalization of companies whose securities are traded on a U.S. stock market. In addition, as a result of a merger, acquisition or stock distribution of one or more of the companies included in the Market 2000+ HOLDRS, the securities of a company that is not presently part of the Market 2000+ HOLDRS may be included in the Market 2000+ HOLDRS. In this case, the Market 2000+ HOLDRS may no longer consist solely of securities issued by companies with the largest market capitalization.

•
No investigation of underlying securities. The underlying securities initially included in the Market 2000+ HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers with securities traded on a U.S. stock market, without regard for the value, price performance, volatility or investment merit of the underlying securities. The Market 2000+ HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

•
Concentration of investment. As a result of market fluctuations, reconstitution events, distributions of securities by an underlying issuer or other events which may result in the distribution of securities from, or the inclusion of additional securities in the Market 2000+ HOLDRS, an investment in Market 2000+ HOLDRS may represent a concentrated investment in one or more of the underlying securities or one or more industries. A concentrated investment will reduce the diversification of the Market 2000+ HOLDRS and increase your exposure to the risks of concentrated investments.

•
Conflicting investment choices. In order to sell one or more of the underlying securities individually or to participate in a tender offer relating to one or more of the underlying securities or any form of stock repurchase program by an issuer of an underlying security, you will be required to cancel your Market 2000+ HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Market 2000+ HOLDRS will allow you to sell the individual underlying securities or to deliver the individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Market 2000+ HOLDRS will involve payment of a cancellation fee to the trustee.

•
Trading halts. Trading in Market 2000+ HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Market 2000+ HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in the Market 2000+ HOLDRS, you will not be able to trade Market 2000+ HOLDRS and you will only be able to trade the underlying securities if you cancel your Market 2000+ HOLDRS and receive each of the underlying securities, even though there is trading in some of the underlying securities.

•
Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Market 2000+ HOLDRS. If the Market 2000+ HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Market 2000+ HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Market 2000+ HOLDRS are delisted. There are currently 56 companies whose securities are included in the Market 2000+ HOLDRS

•
Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the Market 2000+ HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking or may provide services for issuers of the underlying securities.

•
Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Market 2000+ HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Included in the Market 2000+ HOLDRS

•
The stock prices of some of the companies included in the Market 2000+ HOLDRS have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the Market 2000+ HOLDRS, and you could lose all or a substantial part of your investment. The trading prices of the securities of some companies included in the Market 2000+ HOLDRS have been extremely volatile. These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

•	general market fluctuations;

•	actual or anticipated variations in companies’ quarterly operating results;

•	announcements of technological innovations by competitors of the companies included in the Market 2000+ HOLDRS;

•	changes in financial estimates by securities analysts;

•	legal or regulatory developments affecting the companies included in the Market 2000+ HOLDRS or in the industries in which they operate;

•	announcements by competitors of the companies included in the Market 2000+ HOLDRS of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	departures of key personnel; and

•	difficulty in obtaining additional financing.

In addition, the trading prices of some of the companies included in the Market 2000+ HOLDRS have experienced extreme price and volume fluctuations in recent months. These fluctuations may be unrelated or disproportionate to the operating performance of these companies. The valuations of many of the underlying stocks are high when measured by conventional valuation standards such as price to earnings and price to sales ratios. Some of the companies do not or in the future might not have earnings. As a result, these trading prices may decline substantially and valuations may not be sustained. Any negative change in the publics’ perception of the prospects of the underlying companies, generally, could depress their stock prices regardless of the companies’ results. Other broad market and industry factors may decrease the stock price of the underlying stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of these stocks.

As a result of fluctuations in the trading prices of the companies included in the Market 2000+ HOLDRS, the trading price of Market 2000+ HOLDRS has fluctuated significantly. The initial offering price of a Market 2000+ HOLDR on August 29, 2000 was $97.55 and during 2006, the price of a Market 2000+ HOLDR has reached a high of $61.91 and a low of $49.06.

•
The international operations of some domestic and foreign companies included in the Market 2000+ HOLDRS expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Some domestic and foreign companies included in the Market 2000+ HOLDRS have international operations, which are essential parts of their businesses. The risks of international business that these companies are exposed to include the following:

•	general economic, social and political conditions;

•	the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

•	differing tax rates, tariffs, exchange controls or other similar restrictions;

•	currency fluctuations;

•
changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions; and

•	reduction in the number or capacity of personnel in international markets.

•
It may be impossible to initiate legal proceedings or enforce judgments against some of the companies included in the Market 2000+ HOLDRS. Some of the companies included in the Market 2000+ HOLDRS are incorporated under the laws of a jurisdiction other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be impossible to effect service of process within the United States on some of the companies included in the Market 2000+ HOLDRS or enforce judgments made against them in courts in the United States based on the civil liability provisions of the securities laws of the United States. In addition, awards of punitive damages obtained in courts in the United States may not be enforceable in foreign countries.

•
Potential voting impediments may exist with respect to the ownership of American depositary shares included in the Market 2000+ HOLDRS. Holders of American depositary shares, including those included in the Market 2000+ HOLDRS, may only exercise voting rights with respect to the securities represented by American depositary shares in accordance with the provisions of deposit agreements entered into in connection with the issuance of the American depositary shares. These deposit agreements may not permit holders of American depositary shares to exercise voting rights that attach to the securities underlying the American depositary shares without the issuer first instructing the depositary to send voting information to the holder of the American depositary share. Also, holders of American depositary shares may not exercise voting rights unless they take a variety of steps, which include registration in the share registry of the company that has issued the securities underlying the American depositary shares. The cumulative effect of these steps may make it impractical for holders of American depositary shares to exercise the voting rights attached to the underlying securities.

•
Many of the companies included in the Market 2000+ HOLDRS are companies which are involved in the technology and telecommunications industries and are subject to the risks associated with an investment in companies in those industries. The valuations of many technology and telecommunications companies are extraordinarily high based on conventional valuation standards such as price to earnings ratio. As a result, the valuations of companies in these industries, and the trading prices for their stock, may not be sustained. In addition, a company which operates in these industries is exposed to other risks which include the following:

•	the need to keep pace with rapid technological change in order to remain competitive and to prevent the obsolescence of their products and services;

•	an inability to adequately protect proprietary rights;

•	changes in the regulatory environment in which telecommunications companies operate that could affect their ability to offer new or existing products and services; and

•	the need to create and employ new technologies and to offer new services derived from these new technologies to remain competitive.

An investment in the Market 2000+ HOLDRS may be particularly vulnerable to these risks because of the significant number of technology and telecommunications companies included in the Market 2000+ HOLDRS.

•
Companies whose securities are included in the Market 2000+ HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in Market 2000+ HOLDRS. Companies whose securities are included in the Market 2000+ HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Market 2000+ HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, or delay their introduction of new products and services. Any of these actions may reduce the market price of the underlying securities in the Market 2000+ HOLDRS.

HIGHLIGHTS OF MARKET 2000+ HOLDRS

This discussion highlights information regarding Market 2000+ HOlding Company Depositary ReceiptS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Market 2000+ HOLDRS.

Issuer	Market 2000+ HOLDRS Trust.

The Trust
The Market 2000+ HOLDRS Trust was formed under the depositary trust agreement, dated as of July 26, 2000, among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Market 2000+ HOLDRS, and was amended on August 18, 2000. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor	Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Trustee
The Bank of New York, a New York state-chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement. The trustee is responsible for receiving deposits of underlying securities and delivering Market 2000+ HOLDRS representing the underlying securities issued by the trust. The trustee holds the underlying securities on behalf of the holders of Market 2000+ HOLDRS.

Purpose of Market 2000+ HOLDRS

Market 2000+ HOLDRS are designed to achieve the following:

Diversification. Market 2000+ HOLDRS are designed to allow you to diversify your investments by holding the securities of companies that are traded on a U.S. stock market, through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities. At the time of the initial offering on August 29, 2000, the Market 2000+ HOLDRS consisted of the securities of the largest companies whose common stock or American depositary shares were traded on a U.S. stock market, as measured by worldwide market capitalization on July 7, 2000.

Flexibility. The beneficial owners of Market 2000+ HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Market 2000+ HOLDRS, and can cancel their Market 2000+ HOLDRS to receive each of the underlying securities represented by the Market 2000+ HOLDRS.

Transaction costs. The expenses associated with buying and selling Market 2000+ HOLDRS are expected to be less than buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets
The trust holds shares of securities issued by specified companies that, when initially selected, were the largest companies with securities traded on a U.S. stock market, as measured in terms of worldwide market capitalization on July 7, 2000. Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the underlying securities will not change and the securities of a new company will not be added to the securities underlying the Market 2000+ HOLDRS. Reconstitution events are described in this prospectus under the heading “Description of the Depositary Trust

Agreement—Distributions” and “Description of the Depositary Trust Agreement—Reconstitution events.” There are currently 56 companies included in the Market 2000+ HOLDRS.

The trust’s assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Market 2000+HOLDRS.
The trust has issued, and may continue to issue, Market 2000+ HOLDRS that represent an undivided beneficial ownership interest in the shares of U.S.-traded securities that are held by the trust. The Market 2000+ HOLDRS themselves are separate from the underlying securities that are represented by the Market 2000+ HOLDRS.

The following chart provides the

•    names of the 56 issuers of the underlying securities represented by a Market 2000+ HOLDR,

•    stock ticker symbols,

•    share amounts currently represented by a round-lot of 100 Market 2000+ HOLDRS, and

•    principal U.S. market on which the underlying securities represented by the Market 2000+ HOLDRS are traded.

Name of Company(1)	Ticker	Share Amounts	Primary Trading Market
Alacatel-Lucent	ALU	.7808	NYSE
American International Group, Inc.	AIG	2	NYSE
Astrazeneca p.l.c. *	AZN	4	NYSE
AT&T Inc.	T	11.5603	NYSE
AVAYA Inc.	AV	0.3333	NYSE
BP p.l.c. *	BP	3	NYSE
Bristol-Myers Squibb Company	BMY	3	NYSE
Brocade Communications Systems Inc. (2)	BRCD	0.0552	NASDAQ
BT Group p.l.c.	BT	2	NYSE
CBS Corporation	CBS	1.5	NYSE
Cisco Systems, Inc.	CSCO	3	NASDAQ
Citigroup Inc.	C	3	NYSE
The Coca-Cola Company	KO	3	NYSE
Comcast Corporation	CMCSA	2.9115	NASDAQ
Dell Computer Corporation.	DELL	5	NASDAQ
Deutsche Telekom AG *	DT	5	NYSE
Discover Financial Services LLC(3)	DFS	1	NYSE
Eli Lilly and Company	LLY	2	NYSE
EMC Corporation	EMC	2	NYSE
Exxon Mobil Corporation	XOM	4	NYSE
France Telecom *	FTE	2	NYSE
General Electric Company	GE	3	NYSE
GlaxoSmithKline p.1.c.	GSK	3	NYSE
Hewlett-Packard Company	HPQ	4	NYSE
Home Depot, Inc.	HD	4	NYSE
Idearc, Inc	IAR	0.2000	NYSE
Intel Corporation.	INTC	2	NASDAQ
International Business Machines Corporation	IBM	2	NYSE
JDS Uniphase Corporation	JDSU	0.2500	NASDAQ
Johnson & Johnson	JNJ	4	NYSE

LM Ericsson Telephone Company	ERIC	0.9000	NASDAQ
LSI Corporation(1)	LSI	0.2379	NYSE
Medco Health Solutions, Inc.	MHS	0.3618	NYSE
Merck & Co., Inc.	MRK	3	NYSE
Microsoft Corporation	MSFT	6	NASDAQ
Morgan Stanley	MS	2	NYSE
Nippon Telegraph and Telephone Corp. *	NTT	3	NYSE
Nokia Corp. *	NOK	4	NYSE
Nortel Networks Corporation	NT	0.2000	NYSE
Novartis AG *	NVS	5	NYSE
Oracle Corporation	ORCL	4	NASDAQ
Pfizer, Inc.	PFE	4	NYSE
Qwest Communications International, Inc.	Q	4	NYSE
Sony Corporation *	SNE	2	NYSE
Sun Microsystems, Inc.	SUNW	4	NASDAQ
Syngenta AG	SYT	1.0386	NYSE
Travelers Companies, Inc.	STA	0.1716	NYSE
Texas Instruments Incorporated	TXN	3	NYSE
Time Warner, Inc.	TWX	6	NYSE
Total S.A. *	TOT	4	NYSE
Toyota Motor Corporation *	TM	2	NYSE
Verizon Communications, Inc.	VZ	4	NYSE
Viacom, Inc.	VIAB	1.5000	NYSE
Vodafone Group p.l.c. *	VOD	4.3750	NYSE
Wal-Mart Stores, Inc.	WMT	4	NYSE
Zimmer Holdings, Inc.	ZMH	0.3000	NYSE
___________________ *The securities of this non-U.S. company trade in the United States as American depositary receipts.

(1) Effective April 2, 2007, due to the merger of Agere Systems Inc. (NYSE ticker “AGR”) and LSI Corporation (NYSE ticker “LSI”), LSI Corporation replaced Agere Systems Inc. as an underlying security of the Market 2000+ HOLDRS Trust. For each share of Agere Systems Inc. shareholders received 2.16 shares of LSI Corporation. For the 0.1101369864 shares of Agere Systems Inc. per 100 shares of Market 2000+ HOLDRS, The Bank of New York received 0.23789589062 shares of LSI Corporation. Creations/cancellations per 100 share round lot of Market 2000+ HOLDRS require .23789589062 shares of LSI Corporation. Additionally, effective April 6, 2007, LSI Logic Corporation changed its name to LSI Corporation; its ticker symbol and CUSIP remained the same.

(2) Efffective June 26, 2007, due to the reverse split / forward split of Brocade Communication Systems Inc, a constituent of the Market 2000+ HOLDRS Trust, Brocade Communication Systems Inc changed its CUSIP to 111621 306; effective July 2, 2007 the company changed its ticker symbol to BRCD. Creations of Market 2000+ HOLDRS will require a deposit of 0.0552103518 shares of Brocade Communication Systems Inc per round lot of 100 Market 2000+ HOLDRS.

(3) As a result of the spin-off of Discover Financial Services (NYSE ticker “DFS”) from Morgan Stanley (NYSE ticker “MS”), a component of the Market 2000+ HOLDRS Trust, Discover Financial Services will be added as an underlying security of the Market 2000+ HOLDRS Trust. For every 2 shares held of Morgan Stanley, holders received 1 share of Discover Financial Services. For the 2 shares of Morgan Stanley per 100 share round lot of Market 2000+ HOLDRS, The Bank of New York received 1 share of Discover Financial Services. Creations/cancellations of Market 2000+ HOLDRS require 1 share of Discover Financial Services.

At the time of the initial offering on August 29, 2000, the companies whose securities were included in the Market 2000+ HOLDRS generally were considered to be among the 50 largest and most liquid companies, measured by worldwide market capitalization on July 7, 2000, with securities traded on a U.S. stock market. The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities.

The trust only will issue and cancel, and you only may obtain, hold, trade or surrender Market 2000+ HOLDRS in a round-lot of 100 Market 2000+ HOLDRS and round-lot multiples. The trust will only issue Market 2000+

HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Market 2000+ HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Market 2000+ HOLDRS, the trust may require a minimum of more than one round-lot of 100 Market 2000+ HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Market 2000+ HOLDRS.

The number of outstanding Market 2000+ HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Market 2000+ HOLDRS on a continuous basis when an investor deposits the required number of securities with the trustee.

Purchases
You may acquire Market 2000+ HOLDRS in two ways:

•    through an in-kind deposit of the required number of shares of securities of the underlying issuers with the trustee, or

•    through a cash purchase in the secondary trading market.

Issuance and cancellation fees

If you wish to create Market 2000+ HOLDRS by delivering to the trust the requisite number of securities represented by a round-lot of 100 Market 2000+ HOLDRS, The Bank of New York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Market 2000+ HOLDRS. If you wish to cancel your Market 2000+ HOLDRS and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Market 2000+ HOLDRS.

Commissions
If you choose to deposit underlying securities in order to receive Market 2000+ HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee, charged by the trustee, described above.

Custody fees
The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Market 2000+ HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Market 2000+ HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, the record date for which falls in such calendar year.

Rights relating to Market 2000+ HOLDRS

You have the right to withdraw the underlying securities upon request by delivering a round-lot or integral multiple of a round-lot of Market 2000+ HOLDRS to the trustee, during the trustee’s business hours, and paying the cancellation fees, taxes and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Market 2000+ HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of the fractional share. Except with respect to the right to vote for dissolution of the trust, the Market 2000+ HOLDRS themselves will not have voting rights.

Rights relating to the underlying securities

Market 2000+ HOLDRS represents your beneficial ownership of the underlying securities. Owners of Market 2000+ HOLDRS have the same rights and privileges as if they owned the underlying securities beneficially in street name outside of Market 2000+ HOLDRS. These include the right to instruct the trustee to vote the underlying securities, to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge Market 2000+ HOLDRS and the right to surrender Market 2000+ HOLDRS to receive the underlying securities and other property then represented by the Market 2000+ HOLDRS. Market 2000+ HOLDRS does not change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Exchange Act. As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of Market 2000+ HOLDRS. However, due to the nature of Market 2000+ HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Market 2000+ HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

A holder of Market 2000+ HOLDRS is not a registered owner of the underlying securities. In order to become a registered owner, a holder of Market 2000+ HOLDRS would need to surrender their Market 2000+ HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

You retain the right to receive any reports and communications that the issuers of underlying securities are required to send to beneficial owners of their securities. As such, you will receive such reports and communications from the broker through which you hold your Market 2000+ HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Market 2000+ HOLDRS in “street name” through a brokerage account. The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

The depositary trust agreement entitles you to receive, subject to certain limitations and net of any fees and expenses of the trustee, any distributions of cash (including dividends), securities or property made with respect to the underlying securities. However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, may be disposed of for your benefit, or may lapse.

There may be a delay between the time any cash or other distribution is received by the trustee with respect to the underlying securities and the time such cash or other distributions are distributed to you. In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee. If any tax or other governmental charge becomes due with respect to Market 2000+ HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

If you wish to participate in a tender offer for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your Market 2000+ HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying securities in exchange for your Market 2000+ HOLDRS. For specific information about obtaining your underlying securities, you should read the discussion under the caption “Description of the Depositary Trust Agreement -Withdrawal of Underlying Securities.”

Ownership rights in fractional shares in the underlying securities

As a result of distributions of securities by companies included in the Market 2000+ HOLDRS or other corporate events, such as mergers, a Market 2000+ HOLDR may represent an interest in a fractional share of an underlying security. You are entitled to receive distributions proportionate to your fractional shares.

In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares. The trustee will aggregate the votes of all of the share fractions represented by Market 2000+ HOLDRS and will vote the largest possible number of whole shares. If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes. For example, if 100,001 round-lots of 100 Market 2000+ HOLDRS are outstanding and each round-lot of 100 Market 2000+ HOLDR represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Market 2000+ HOLDRS. If holders of 50,000 round-lots of 100 Market 2000+ HOLDRS vote their underlying securities “yes” and holders of 50,001 round-lots of 100 Market 2000+ HOLDRS vote their underlying securities “no”, there will be 87,500 affirmative votes and 87,501.75 negative votes. The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution events
The depositary trust agreement provides for the automatic distribution of underlying securities from the Market 2000+ HOLDRS to you in the following four circumstances:

A.    If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Market 2000+ HOLDRS.

B.    If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Market 2000+ HOLDRS.

C.    If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company or the securities received in exchange for the securities of the underlying issuer whose securities cease to be outstanding to the beneficial owners of Market 2000+ HOLDRS, unless the consideration received consists of securities that are listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In this case, the securities received will be treated as additional underlying securities and will be deposited into the trust.

D.    If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the securities are delisted.

To the extent a distribution of underlying securities from the Market 2000+ HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event. However, any distribution of securities that are listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System will be deposited into the trust and will become part of the Market 2000+ HOLDRS.

Termination events
A.    The arket 2000+ HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Market 2000+ HOLDRS are delisted.

B.    The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

C.    Beneficial owners of at least 75% of outstanding Market 2000+ HOLDRS vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities as promptly as practicable after the termination event.

Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Market 2000+ HOLDRS surrendered, along with any taxes or other governmental charges, if any.

U.S. federal income tax consequences

The U.S. federal income tax laws will treat a U.S. holder of Market 2000+ HOLDRS as directly owning the underlying securities. The Market 2000+ HOLDRS themselves will not result in any U.S. federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing
The Market 2000+ HOLDRS are listed on the American Stock Exchange under the symbol “MKH.” On August 9, 2007, the last reported sale price of the Market 2000+ HOLDRS on the American Stock Exchange was 63.04.

Trading	Investors are only able to acquire, hold, transfer and surrender a round-lot of 100 Market 2000+ HOLDRS. Bid and ask prices, however, are quoted per single Market 2000+ HOLDRS.

Clearance and settlement
Market 2000+ HOLDRS have been issued in book-entry form. Market 2000+ HOLDRS are evidenced by one or more global certificates that the trustee has deposited with The Depository Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC’s usual rules and operating procedures. For further information see “Description of Market 2000+ HOLDRS.”

THE TRUST

General. This discussion highlights information about the Market 2000+ HOLDRS Trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement and the amendment to the depositary trust agreement before you purchase Market 2000+ HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading “Description of the Depositary Trust Agreement.”

The Market 2000+ HOLDRS Trust. The trust was formed pursuant to the depositary trust agreement, dated as of July 26, 2000. The depositary trust agreement was amended on August 18, 2000. The Bank of New York is the trustee. The Market 2000+ HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

The Market 2000+ HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Market 2000+ HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

DESCRIPTION OF MARKET 2000+ HOLDRS

The trust has issued Market 2000+ HOLDRS under the depositary trust agreement described in this prospectus under the heading “Description of the Depositary Trust Agreement.” The trust may issue additional Market 2000+ HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

You may only acquire, hold, trade and surrender Market 2000+ HOLDRS in a round-lot of 100 Market 2000+ HOLDRS and round-lot multiples. The trust will only issue Market 2000+ HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Market 2000+ HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Market 2000+ HOLDRS, the trust may require a minimum of more than one round-lot of 100 Market 2000+ HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Market 2000+ HOLDRS.

Market 2000+ HOLDRS will represent your individual and undivided beneficial ownership interest in the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled “Highlights of Market 2000+ HOLDRS—The Market 2000+ HOLDRS.”

Beneficial owners of Market 2000+ HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in “street name” outside of the trust. These include the right of investors to instruct the trustee to vote the securities, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Market 2000+ HOLDRS to receive the underlying securities. See “Description of the Depositary Trust Agreement.” Market 2000+ HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Market 2000+ HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Market 2000+ HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Market 2000+ HOLDRS. Such cancellation will require payment of fees and expenses as described in “Description of the Depositary Trust Agreement—Withdrawal of underlying securities.”

Market 2000+ HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Market 2000+ HOLDRS are available only in book-entry form. Owners of Market 2000+ HOLDRS hold their Market 2000+ HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

DESCRIPTION OF THE UNDERLYING SECURITIES

Selection criteria. The underlying securities of the Market 2000+ HOLDRS were, when the Market 2000+ HOLDRS were initially issued on August 29, 2000, the common stocks and American depositary shares of a group of 50 specified companies that, at the time of selection, were among the largest companies whose securities were traded on a U.S. stock market, as measured in terms of worldwide market capitalization on July 7, 2000. The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities.

Due to distributions of securities by underlying issuers, reconstitution events or other events, one or more of the issuers of the underlying securities may no longer have a market capitalization which ranks among the 50 companies with the largest market capitalization whose securities are traded on a U.S. stock market. In this case, the Market 2000+ HOLDRS may consist of securities issued by companies that do not have the largest market capitalization. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security continues to have a leading market capitalization and will undertake to make adequate disclosure when necessary.

Underlying securities. For a list of the underlying securities represented by Market 2000+ HOLDRS, please refer to “Highlights of Market 2000+ HOLDRS—The Market 2000+ HOLDRS.” If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Market 2000+ HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See “Risk Factors” and “Where You Can Find More Information.” Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their affiliates.

General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer’s securities see “Annex A.”

The following table and graph set forth the composite performance of all 56 of the currently underlying securities represented by a single Market 2000+ HOLDR, measured at the close of each month from January 30, 1998 to August 9, 2007. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

1998	Price	1999	Price	2000	Price	2001	Price
January 30	42.01	January 29	63.82	January 31	82.38	January 31	74.56
February 27	43.04	February 26	62.04	February 29	84.73	February 28	65.19
March 31	45.47	March 31	65.57	March 31	90.49	March 30	61.64
April 30	46.74	April 30	67.32	April 28	86.19	April 30	66.48
May 29	45.38	May 28	63.30	May 31	83.31	May 31	64.98
June 30	48.90	June 30	67.77	June 30	88.52	June 29	62.42
July 31	49.70	July 30	66.00	July 31	85.42	July 31	61.88
August 31	43.30	August 31	66.19	August 31	87.32	August 31	56.52
September 30	49.70	September 30	68.37	September 29	81.88	September 28	54.31
October 30	50.31	October 29	74.54	October 31	81.27	October 31	54.50
November 30	53.78	November 30	79.52	November 30	74.25	November 30	57.39
December 31	58.90	December 31	87.38	December 29	72.11	December 31	57.13

2002	Price	2003	Price	2004	Price	2005	Price
January 31	55.01	January 31	41.39	January 30	52.07	January 31	50.99
February 28	54.41	February 28	40.13	February 27	52.19	February 28	52.32
March 28	55.27	March 31	40.54	March 31	50.98	March 31	51.03
April 30	50.32	April 30	43.87	April 30	50.43	April 29	50.36
May 31	49.69	May 30	45.63	May 28	50.53	May 31	50.97
June 28	46.21	June 30	46.12	June 30	50.91	June 30	50.63
July 31	42.73	July 31	45.76	July 30	49.46	July 29	52.16
August 30	42.58	August 29	45.96	August 31	49.50	August 31	51.85
September 30	37.92	September 30	46.06	September 30	49.30	September 30	52.39
October 31	42.91	October 31	48.12	October 29	50.02	October 31	51.29
November 29	45.76	November 28	48.29	November 30	51.08	November 30	51.95
December 31	42.71	December 31	51.30	December 31	52.78	December 30	52.55

2006	Price	2007	Price
January 31	53.89	January 31	62.20
February 28	53.30	February 28	60.33
March 31	54.67	March 30	60.71
April 28	55.56	April 30	63.49
May 31	53.99	May 31	65.05
June 30	54.11	June 29	65.41
July 31	55.17	July 31	63.35
August 31	56.51	August 9	63.03
September 29	57.63
October 31	59.66
November 30	60.17
December 29	61.49

DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

General. The depositary trust agreement, dated as of July 26, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Market 2000+ HOLDRS, provides that Market 2000+ HOLDRS will represent an owner’s undivided beneficial ownership interest in the securities of the underlying companies. The depositary trust agreement was amended on August 18, 2000 to modify the reconstitution events, described below.

The trustee. The Bank of New York serves as trustee for the Market 2000+ HOLDRS. The Bank of New York, which was founded in 1784, was New York’s first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in New York City, New Jersey and Connecticut, and provides a comprehensive range of corporate and personal trust, securities processing and investment services. In addition, The Bank of New York acts as depositary for some foreign issuers whose American depositary shares are included in the Market 2000+ HOLDRS.

Issuance, transfer and surrender of Market 2000+ HOLDRS. You may create and cancel Market 2000+ HOLDRS only in round-lots of 100 Market 2000+ HOLDRS. You may create Market 2000+ HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Market 2000+ HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Market 2000+ HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Market 2000+ HOLDRS, the trust may require a minimum of more than one round-lot of 100 Market 2000+ HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Market 2000+ HOLDRS. Similarly, you must surrender Market 2000+ HOLDRS in integral multiples of 100 Market 2000+ HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Market 2000+ HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee’s normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

Voting rights. You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

Under the depositary trust agreement, any beneficial owner of Market 2000+ HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Market 2000+ HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Market 2000+ HOLDRS if such securities are listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

You will be obligated to pay any tax or other charge that may become due with respect to Market 2000+ HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Market 2000+ HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Market 2000+ HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust’s record dates as close as possible to the record date fixed by the issuer of the underlying securities.

Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

Withdrawal of underlying securities. You may surrender your Market 2000+ HOLDRS and receive underlying securities during the trustee’s normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Market 2000+ HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Market 2000+ HOLDRS.

Further issuances of Market 2000+ HOLDRS. The depositary trust agreement provides for further issuances of Market 2000+ HOLDRS on a continuous basis without your consent.

Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in the following four circumstances:

A.    If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Market 2000+ HOLDRS.

B.    If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Market 2000+ HOLDRS.

C.    If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Market 2000+ HOLDRS, unless the consideration received is securities that are listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In such case, the securities received will be treated as additional underlying securities and will be deposited into the trust.

D.    If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

As provided in the amendment to the depositary trust agreement, securities of a new company will be added to the Market 2000+ HOLDRS as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. It is anticipated that most distributions or exchanges of securities will result in the inclusion of new securities in the Market 2000+ HOLDRS.

Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed as initial depositor within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of Market 2000+ HOLDRS will surrender their Market 2000+ HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Market 2000+ HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Market 2000+ HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Market 2000+ HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Market 2000+ HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Market 2000+ HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Market 2000+ HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Market 2000+ HOLDRS.

Issuance and cancellation fees. If you wish to create Market 2000+ HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Market 2000+ HOLDRS. If you wish to cancel your Market 2000+ HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Market 2000+ HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

Commissions. If you choose to create Market 2000+ HOLDRS, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that are charged by your broker, whether it be a member of the selling group or another broker, in addition to the issuance fee described above.

Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Market 2000+ HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Market 2000+ HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

Governing law. The depositary trust agreement and the Market 2000+ HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Market 2000+ HOLDRS.

The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Market 2000+ HOLDRS for:

•	an individual who is a citizen or resident of the United States;

•
a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

•
a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (a “U.S. receipt holder”); and

•
any individual, corporation, estate or trust that is neither a U.S. receipt holder nor a partnership (or entity treated as a partnership) for U.S. federal income tax purposes (a “non-U.S. receipt holder”).

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Market 2000+ HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership. Partnerships acquiring Market 2000+ HOLDRS, and partners in such partnerships, should consult their tax advisors.

This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Market 2000+ HOLDRS as part of a conversion transaction, straddle or hedging or other integrated transaction, certain former citizens and residents of the United States and persons subject to U.S. estate, gift or alternative minimum tax. In addition, this discussion generally is limited to investors who will hold the Market 2000+ HOLDRS as “capital assets” (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). Moreover, this discussion does not address Market 2000+ HOLDRS held by a partnership or other flow through entity for U.S. federal income tax purposes. We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Taxation of the trust

The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Market 2000+ HOLDRS

A U.S. receipt holder purchasing and owning Market 2000+ HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Market 2000+ HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a U.S. receipt holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the U.S. receipt holder receives the cash distribution from the trustee.

Qualified dividend income received in respect of Market 2000+ HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates, which are currently scheduled to expire on December 31, 2010. Qualified dividend income includes dividends received from domestic corporations and “qualified foreign corporations,” as such term is defined below under “Special considerations with respect to underlying securities of foreign issuers.” In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder’s holding period with respect to an underlying security may be tolled for any period in which such U.S. receipt holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging transaction. Special rules apply to a U.S. receipt holder who leverages its investment in Market 2000+ HOLDRS. U.S. receipt holders that are corporations may be eligible for a dividends-received deduction in respect of dividends received from domestic corporations.

A U.S. receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Market 2000+ HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a U.S. receipt holder sells Market 2000+ HOLDRS, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A U.S. receipt holder’s gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Market 2000+ HOLDRS for cash in the secondary market, a U.S. receipt holder’s aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Market 2000+ HOLDRS. Similarly, with respect to sales of Market 2000+ HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Market 2000+ HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

The distribution of any securities by the trust upon the surrender of Market 2000+ HOLDRS, the occurrence of a reconstitution event or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares. The U.S. receipt holder’s aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares. The U.S. receipt holder’s holding period with respect to the distributed securities will include the period that the U.S. receipt holder held the securities through the trust.

Brokerage fees and custodian fees

The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a U.S. receipt holder includes this fee in its tax basis in the underlying securities. A U.S. receipt holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Market 2000+ HOLDRS will reduce the amount realized with respect to the underlying securities.

A U.S. receipt holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a U.S. receipt holder’s investment in the underlying securities and may be deductible. If a U.S. receipt holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution generally will not be eligible for the dividends-received deduction provided to corporations.

As discussed above, dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a “qualified foreign corporation” will be eligible for U.S. federal income taxation at preferential rates. A qualified foreign corporation includes:

•
a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program,

•	a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States (which includes the American Stock Exchange), and

•	a corporation that is incorporated in a possession of the United States but will not include a passive foreign investment company (as defined below).

If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

Subject to certain conditions and limitations, any foreign income tax withheld on dividends may be deducted from taxable income (provided the U.S. receipts holder does not elect to claim a credit for any foreign income taxes paid or accrued during that taxable year) or credited against a U.S. receipt holder’s U.S. federal income tax liability. The limitation on foreign income taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute “passive income” or, in the case of some U.S. receipt holders, “financial services income” for taxable years beginning before January 1, 2007. For taxable years beginning after December 31, 2006, the number of specific classes of income for which a separate limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated will be reduced to two types of income, “passive category income” and “general category income.” In addition, dividends distributed by a foreign issuer that constitute “financial services income” with respect to a U.S. receipt holder generally will be treated as constituting “general category income.” For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign-source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. Accordingly, if any foreign income taxes are withheld upon the sale of an underlying security of a foreign issuer, the availability of foreign tax credits with respect to such taxes may be limited unless the U.S. receipt holder has other foreign-source income. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax. Some foreign issuers may make arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes. With respect to these issuers, U.S. receipt holders of Market 2000+ HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes. In some cases, however, the U.S. receipt holders of Market 2000+ HOLDRS may have to independently apply to a foreign tax authority for a refund of withheld taxes.

Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a “passive foreign investment company” (a “PFIC”). The Initial Depositor is not aware that any of the foreign issuers of the underlying securities is currently a PFIC, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. The Initial Depositor will notify the trustee, who in turn will notify the U.S. receipt holders, if it becomes aware that any of the foreign issuers is a PFIC. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

•	at least 75% of its gross income is “passive income;” or

•	on average at least 50% of the gross value of its assets is attributable to assets that produce “passive income” or are held for the production of passive income.

Passive income for this purpose generally includes dividends, interest, royalties, rents and gains from commodities and securities transactions.

If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Market 2000+ HOLDRS or of the underlying securities or upon the receipt of “excess distributions.” To avoid the interest charge provisions described in the preceding sentence, a U.S. receipt holder can make one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation’s income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. A non-U.S. receipt holder who wishes to claim a reduction in withholding under the benefit of an applicable tax treaty must comply with certification requirements. However, if that income is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder, then those dividends will be exempt from withholding tax, provided the non-U.S. receipt holder complies with applicable certification and disclosure requirements.

A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder.

With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder’s dividends that are effectively connected with a U.S. trade or business or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment generally will be subject to U.S. federal income taxation on a net income basis at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a corporate non-U.S. receipt holder whose dividends are effectively connected or attributable to a U.S. permanent establishment may be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service ( the “IRS”).

A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Market 2000+ HOLDRS or of the underlying securities unless:

•
that gain is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder,

•
in the case of any gain realized by an individual non-U.S. receipt holder, the non-U.S. receipt holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

•
the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be “regularly traded on an established securities market”

or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer. It is expected that the underlying securities are currently “regularly traded on an established securities market” although no assurances can be made that the securities will continue to be so traded.

Effectively connected gains or gains attributable to a U.S. permanent establishment generally will be subject to U.S. federal income taxation on a net income basis at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

Backup withholding and information reporting

Information returns will be filed with the IRS in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the Market 2000+ HOLDRS (or the underlying securities). If you are a non-corporate U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you are an exempt holder (such as a corporation or tax exempt entity) or provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. receipt holders will be reported on IRS Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.

The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS on a timely basis.

The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder’s or an issuer’s particular facts and circumstances. We recommend that investors consult their own tax advisors.

ERISA CONSIDERATIONS

Any plan fiduciary which proposes to have a plan acquire Market 2000+ HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of ERISA and the Internal Revenue Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Market 2000+ HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

PLAN OF DISTRIBUTION

In accordance with the depositary trust agreement, the trust issued Market 2000+ HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Market 2000+ HOLDRS. The trust delivered the initial distribution of Market 2000+ HOLDRS against deposit of the underlying securities in New York, New York on approximately February 11, 2001.

Investors who purchase Market 2000+ HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the details of their brokerage accounts for details on applicable charges.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which they have received and will receive customary fees and commissions. Merrill Lynch, Pierce,

Fenner & Smith Incorporated also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Market 2000+ HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Market 2000+ HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

LEGAL MATTERS

Legal matters, including the validity of the Market 2000+ HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of the Market 2000+ HOLDRS, by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Market 2000+ HOLDRS.

WHERE YOU CAN FIND MORE INFORMATION

Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Market 2000+ HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

The registration statement is available over the Market 2000+ at the SEC’s Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC’s public reference rooms in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.

Because the securities of the issuers of the underlying securities are registered under the Securities Exchange Act of 1934, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC’s public reference facilities or accessed through the SEC’s Web site referenced above. However, some of the issuers of the underlying securities are considered foreign issuers. The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR. Therefore, this information may not be accessible through the SEC’s Web site. Information regarding the issuers of the underlying securities may be also obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

The trust and the selling group and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Market 2000+ HOLDRS. This prospectus relates only to Market 2000+ HOLDRS and does not relate to the common stock or other securities of the issuers of the underlying securities. We have not made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Market 2000+ HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Market 2000+ HOLDRS have been publicly disclosed.

ANNEX A

This annex forms an integral part of the prospectus.

The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 2002, 2003, 2004, 2005 and 2006, through August 9, 2007. A table outlining the primary U.S. stock market on which the securities of the issuers are listed can be found on pages 9 and 10. The primary foreign stock markets on which the securities of the foreign issuers included in the Market 2000+ HOLDRS are listed are described below. An asterisk (*) denotes that no shares of the issuer were trading on a U.S. stock market during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

ALCATEL-LUCENT (ALU)

Alcatel-Lucent provides solutions that enable service providers, enterprises, and governments to deliver voice, data, and video communication services to end-users worldwide. The company operates in three segments: Carrier, Enterprise, and Services. The Carrier segment comprises the Wireline, Wireless, and Convergence business groups. The Wireline group offers core networks access networks facilitating the delivery of voice, data, and video services. The Wireless group serves the needs of wireless carriers and provides a range of mobile communications, as well as nascent technologies. The Convergence Business group offers a product portfolio, which supports voice, multimedia, entertainment, and converged services. The Enterprise segment develops secure and end-to-end business critical communications products and IP networking products. The Services segment provides network integration and other professional services, network operations services, and maintenance services. American depositary receipts evidencing American depositary shares of Alcatel are traded on the New York Stock Exchange. Shares of Alcatel also trade on the Paris, Amsterdam, Basel, Brussels, Frankfurt, Geneva, Tokyo and Zurich Stock Exchanges, as well as through the European Association of Securities Dealers Automated Quotation System.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	6.52	January	1.86	January	4.48	January	3.26	January	2.64	January	13.00
February	5.56	February	1.64	February	4.19	February	3.07	February	2.80	February	12.81
March	4.73	March	1.47	March	4.11	March	2.75	March	3.05	March	11.82
April	4.60	April	1.80	April	3.37	April	2.43	April	2.79	April	13.25
May	4.65	May	2.21	May	3.57	May	2.81	May	2.55	May	13.72
June	1.66	June	2.03	June	3.78	June	2.91	June	2.42	June	14.00
July	1.75	July	1.75	July	3.05	July	2.93	July	2.13	July	11.60
August	1.73	August	1.89	August	3.13	August	3.08	August	2.33
September	0.76	September	2.16	September	3.17	September	3.25	September	2.34
October	1.23	October	3.20	October	3.55	October	2.85	October	2.43
November	1.77	November	3.20	November	3.93	November	2.79	November	2.55
December	1.26	December	2.84	December	3.76	December	2.66	December	14.22

The closing price on August 9, 2007 was $11.42.

Effective December 1, 2006, as a result of the merger of Lucent Technologies Inc. (NYSE ticker “LU”), an underlying constituent of the Market 2000+ HOLDRS Trust, and Alcatel S.A. (NYSE ticker “ALA”), Alcatel S.A changed its name to Alcatel-Lucent (NYSE ticker “ALU”) and replaced Lucent Technologies Inc. as an underlying security of the Market 2000+ HOLDRS Trust. The closing prices prior to December 1, 2006 are those of Lucent Technologies Inc.

AMERICAN INTERNATIONAL GROUP, INC. (AIG)

American International Group, Inc. is a holding company that, through its subsidiaries, provides insurance and insurance-related activities in the United States and abroad. AIG’s operations are conducted principally through four business segments: general insurance, life insurance, financial services and retirement savings and asset management. AIG’s general insurance segment offers property and casualty insurance, and its life insurance segment offers individual and group life, payout annuities, endowment and accident, and health policies. AIG’s financial services segment provides and engages in a range of financial products and services, including aircraft leasing, consumer and insurance premium financing, capital markets transactions and market-making activities. Its asset management segment’s operations comprise various investment-related services and investment products, including institutional and retail asset management, broker dealer services, and spread-based investment business.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	74.15	January	54.12	January	69.45	January	66.29	January	65.46	January	68.45
February	73.97	February	49.29	February	74.00	February	66.80	February	66.36	February	67.11
March	72.14	March	49.45	March	71.35	March	55.41	March	66.09	March	67.22
April	69.12	April	57.95	April	71.65	April	50.85	April	65.25	April	69.91
May	66.97	May	57.88	May	73.30	May	55.55	May	60.08	May	72.34
June	68.23	June	55.18	June	71.28	June	58.10	June	59.05	June	70.03
July	63.92	July	64.20	July	70.65	July	60.20	July	60.67	July	64.18
August	62.80	August	59.57	August	71.24	August	59.20	August	63.82
September	54.70	September	57.70	September	67.99	September	61.96	September	66.26
October	62.55	October	60.83	October	60.71	October	64.80	October	67.17
November	65.15	November	57.95	November	63.35	November	67.14	November	70.32
December	57.85	December	66.28	December	65.67	December	68.23	December	71.66

The closing price on August 9, 2007 was $64.30.

ASTRAZENECA P.L.C. (AZN)

AstraZeneca P.L.C.. discovers, develops, manufactures, and markets prescription pharmaceuticals in the areas of cardiovascular, gastrointestinal, neuroscience, oncology, respiratory and inflammation and infection worldwide. The company sells its products primarily under the brand names of Pulmicort, Zoladex, Seloken/Toprol-XL, Diprivan and Merrem. AstraZeneca also engages in the research, development, manufacture, and marketing of medical devices and implants for use in healthcare primarily in urology, surgery and odontology. In addition, it develops and manages out-patient cancer centers primarily in the United States. The company markets its products to primary care and specialist physicians, as well as to other healthcare professionals, governments and healthcare buying groups through sales and marketing network, local marketing companies, distributors, or local representative offices. It also has strategic alliances and corroborations with various other companies.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	46.99	January	34.34	January	48.27	January	37.60	January	48.64	January	55.95
February	50.98	February	32.12	February	48.62	February	39.74	February	46.25	February	56.13
March	49.59	March	34.31	March	46.73	March	39.53	March	50.23	March	53.65
April	46.55	April	39.87	April	47.85	April	43.95	April	55.13	April	54.31
May	43.72	May	41.24	May	46.90	May	42.52	May	52.94	May	53.18
June	41.00	June	40.77	June	45.64	June	41.26	June	59.82	June	53.48
July	36.59	July	40.22	July	44.92	July	45.44	July	61.03	July	51.83
August	29.15	August	39.65	August	46.53	August	46.12	August	65.14
September	30.57	September	43.40	September	41.13	September	47.10	September	62.50
October	37.55	October	47.68	October	41.20	October	44.90	October	58.70
November	37.84	November	45.95	November	39.39	November	46.05	November	57.89
December	35.09	December	48.38	December	36.39	December	48.60	December	53.55

The closing price on August 9, 2007 was $48.95 .

AT&T INC. (T)

AT&T Inc., through its subsidiaries, provides telecommunication services in the United States and internationally. It provides Internet protocol-based communications services for businesses and hosting solutions and supporting services for small, medium, and enterprise businesses. Its services also include: Web services, broadband DSL, and long distance and local voice services, network integration and consulting; contact management services, directory publishing and advertising services, data and managed data services, wireless voice and data services and a range of conferencing solutions for businesses. It was formerly known as Southwestern Bell Corp. and changed its name to SBC Communications, Inc. in 1995. Further, the company changed its name to AT&T, Inc. in November 2005, subsequent to the acquisition of AT&T Corp.

2001	Closing Price	2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	48.35	January	37.45	January	24.44	January	25.50	January	23.76	January	25.95	January	37.63
February	47.70	February	37.84	February	20.80	February	24.01	February	24.06	February	27.59	February	36.80
March	44.63	March	37.44	March	20.06	March	24.54	March	23.69	March	27.04	March	39.43
April	41.25	April	31.06	April	23.36	April	24.90	April	23.80	April	26.21	April	38.72
May	43.05	May	34.29	May	25.46	May	23.70	May	23.38	May	26.06	May	41.34
June	40.06	June	30.50	June	25.55	June	24.25	June	23.75	June	27.89	June	41.50
July	45.03	July	27.66	July	23.36	July	25.34	July	24.45	July	29.99	July	39.16
August	40.91	August	24.74	August	22.46	August	25.79	August	24.08	August	31.13
September	47.12	September	20.10	September	22.25	September	25.95	September	23.97	September	32.56
October	38.11	October	25.66	October	23.98	October	25.26	October	23.85	October	34.25
November	37.38	November	28.50	November	23.28	November	25.17	November	24.91	November	33.91
December	39.17	December	27.11	December	26.07	December	25.77	December	24.49	December	35.75

The closing price on August 9, 2007 was $39.25.

AVAYA INC. (AV)

Avaya Inc. is a provider of communications systems, applications and services for businesses, governments, and educational institutions worldwide. Avaya enables enterprises to communicate with their customers, suppliers, partners, and employees through voice, Web, electronic mail, facsimile, Web chat sessions, and other forms of communication. It offers Internet protocol (IP) telephony systems, voice communications systems and multimedia contact center infrastructure and applications. It also provides global services that enable Avaya’s customers to plan, design, implement, monitor, and manage their converged communications networks worldwide.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	8.60	January	2.52	January	17.38	January	14.35	January	10.55	January	12.83
February	5.35	February	2.19	February	17.15	February	14.00	February	11.12	February	12.27
March	7.38	March	2.04	March	15.88	March	11.68	March	11.30	March	11.81
April	6.14	April	3.90	April	13.68	April	8.68	April	12.00	April	12.92
May	6.92	May	6.62	May	15.83	May	9.15	May	11.81	May	16.00
June	4.95	June	6.46	June	15.79	June	8.32	June	11.42	June	16.84
July	1.49	July	9.60	July	14.65	July	10.33	July	9.26	July	16.54
August	2.10	August	10.45	August	12.12	August	10.20	August	10.45
September	1.43	September	10.90	September	13.94	September	10.30	September	11.44
October	2.00	October	12.94	October	14.40	October	11.52	October	12.81
November	2.90	November	13.60	November	16.42	November	11.92	November	12.78
December	2.45	December	12.94	December	17.20	December	10.67	December	13.98

The closing price on August 9, 2007 was $16.26.

BP P.L.C. (BP)

BP p.l.c. provides fuel for transportation, energy for heat and light, retail services and petrochemicals products. The company operates in three segments: Exploration and Production, Refining and Marketing and Gas, Power and Renewables. The Exploration and Production segment engages in the oil and natural gas exploration, development and production. The Refining and Marketing segment engages in the supply and trading, refining, marketing, and transportation of crude oil, petroleum and chemical products to wholesale and retail customers. The Gas, Power, and Renewables segment involves marketing and trading gas and power, marketing liquefied natural gas (LNG), and the processing, fractionating and marketing of ethane, propane, butanes, and pentanes extracted from natural gas and low-carbon power generation. The company operates in Europe, the United States, Canada, Russia, South America, Australasia, Asia and Africa. American depositary receipts evidencing American depositary shares of BP are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of BP also trade on the London International Stock Exchange.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	46.72	January	39.01	January	47.60	January	59.62	January	72.31	January	63.51
February	49.55	February	38.11	February	49.20	February	64.92	February	66.42	February	61.54
March	53.10	March	38.59	March	51.20	March	62.40	March	68.94	March	64.75
April	50.80	April	38.54	April	52.90	April	60.90	April	73.72	April	67.32
May	51.07	May	41.89	May	53.00	May	60.20	May	70.70	May	67.01
June	50.49	June	42.02	June	53.57	June	62.38	June	69.61	June	72.14
July	46.40	July	41.55	July	56.36	July	65.88	July	72.52	July	69.40
August	46.80	August	41.72	August	53.70	August	68.38	August	68.05
September	39.90	September	42.10	September	57.53	September	70.85	September	65.58
October	38.45	October	42.38	October	58.25	October	66.40	October	67.10
November	39.21	November	42.69	November	61.35	November	65.84	November	68.08
December	40.65	December	49.35	December	58.40	December	64.22	December	67.10

The closing price on August 9, 2007 was $65.64.

BRISTOL-MYERS SQUIBB COMPANY (BMY)

Bristol-Myers Squibb Company is a producer and distributor of pharmaceutical and other healthcare-related products. These products include branded pharmaceutical products for cardiovascular, anti-cancer, anti-infective and central nervous system prescription pharmaceuticals, consumer medicines such as analgesics, personal care such as skin and hair care products, cold remedies and deodorants, nutritional products and medical devices. Bristol-Myers markets and sells its products to the retail and wholesale markets domestically and internationally, and some of its products are also sold directly to other pharmaceutical companies, hospitals and healthcare professionals.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	45.37	January	23.59	January	28.05	January	23.44	January	22.79	January	28.79
February	47.00	February	23.30	February	27.82	February	25.03	February	23.10	February	26.38
March	40.49	March	21.13	March	24.23	March	25.46	March	24.61	March	27.76
April	28.80	April	25.54	April	25.10	April	26.00	April	25.38	April	28.86
May	31.12	May	25.60	May	25.27	May	25.36	May	24.55	May	30.31
June	25.70	June	27.15	June	24.50	June	24.98	June	25.86	June	31.56
July	23.43	July	26.20	July	22.90	July	24.98	July	23.97	July	28.41
August	24.95	August	25.37	August	23.73	August	24.47	August	21.75
September	23.80	September	25.66	September	23.67	September	24.06	September	24.92
October	24.61	October	25.37	October	23.43	October	21.17	October	24.75
November	26.50	November	26.35	November	23.50	November	21.59	November	24.83
December	23.15	December	28.60	December	25.62	December	22.98	December	26.32

The closing price on August 9, 2007 was $28.18.

BROCADE COMMUNICATIONS SYSTEMS INC.

Brocade Communications Systems, Inc., through its subsidiaries, engages in the design, development, marketing, sale, and support of data storage networking and data management solutions. It offers storage networking switches, which provide bandwidth and high-speed routing of data, port switches, including fixed-port services, modular chassis, and embedded blades, and support key applications, such as data backup, remote mirroring, and clustering, as well as provides transaction processing applications that consist of enterprise resource planning and data warehousing. The company also offers fabric operating system that provides the infrastructure for deploying storage area networks (SANs), as well as provides management tools that enable end-users to manage and administer its SANs. In addition, it provides application infrastructure solutions, which comprise software and/or systems that are connected to a customer's shared storage environment to provide new capabilities for the customer that extend and complement the customer's storage network. Brocade Communications Systems markets its products through various distribution partners, including original equipment manufacturer partners, value-added distributors and resellers, and systems integrators worldwide.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	24.80	January	7.89	January	8.79	January	4.20	January	4.27	January	6.19
February	15.76	February	8.30	February	8.05	February	3.93	February	4.42	February*	9.01
March	11.87	March	8.59	March	7.04	March	3.77	March	4.62	March	9.52
April	6.79	April	10.60	April	5.33	April	3.07	April	4.83	April	9.77
May	8.65	May	13.45	May	4.75	May	3.76	May	3.78	May	9.19
June	8.81	June	14.65	June	5.38	June	4.00	June	4.08	June	7.82
July	10.72	July	10.76	July	5.15	July	4.83	July	3.19	July	7.04
August	9.57	August	10.14	August	5.16	August	5.37	August	4.29
September	5.43	September	11.93	September	5.03	September	5.24	September	5.03
October	6.58	October	10.37	October	6.28	October	4.81	October	5.67
November	8.72	November	10.65	November	5.65	November	3.64	November	6.27
December	7.10	December	9.53	December	5.96	December	3.80	December	5.55

As a result of the merger of McData Corporation ( NASDAQ Ticker: “MCDTA”) and Brocade Communications Systems Inc. (NASDAQ Ticker: “BRCD”), Brocade Communications Systems Inc. replaced McData Corporation as an underlying constituent of the Market 2000+ HOLDRS Trust. The closing prices prior to February 2, 2007 reflect those of McData Corporation.

The closing price on August 9, 2007 was $6.36.

BT GROUP P.L.C. (BT)

BT Group p.l.c. provides communications solutions for customers in Europe, the United States, and Asia Pacific. It provides various communications products and services, including voice, data, Internet, and multimedia services, as well as managed and packaged communications solutions to the residential and business markets in the United Kingdom. American depositary receipts evidencing American depositary shares of BT are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of BT Group also trade on the London International Stock Exchange.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	32.05	January	29.24	January	32.40	January	39.61	January	36.75	January	61.04
February	36.65	February	25.55	February	33.66	February	40.27	February	36.23	February	58.08
March	40.18	March	25.44	March	33.39	March	38.94	March	38.82	March	60.01
April	37.50	April	29.07	April	32.09	April	38.52	April	40.03	April	62.95
May	40.79	May	32.09	May	34.08	May	39.25	May	44.36	May	65.35
June	38.12	June	33.66	June	36.60	June	41.60	June	44.29	June	66.58
July	31.63	July	31.71	July	34.64	July	40.50	July	44.42	July	63.58
August	31.26	August	29.35	August	33.20	August	39.11	August	47.06
September	25.84	September	30.30	September	32.95	September	39.64	September	50.57
October	28.60	October	32.05	October	34.47	October	37.81	October	53.52
November	32.90	November	30.25	November	37.27	November	37.09	November	56.12
December	31.33	December	34.22	December	39.53	December	38.38	December	59.89

The closing price on August 9, 2007 was $61.75.

CBS CORPORATION (CBS)

CBS Corporation is a media company that has operations in several fields of media and entertainment, including broadcast television, cable television, local television, television production and syndication, radio, advertising on out-of-home media, publishing, digital media and consumer products. On January 1, 2006, Viacom Inc. was separated into two companies, creating a new company named Viacom Inc. (or referred to as “New Viacom”), and the existing company was renamed “CBS Corporation” at the time of the separation.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	39.63	January	38.38	January	40.30	January	37.34	January	26.13	January	31.17
February	47.26	February	37.13	February	38.46	February	34.90	February	24.46	February	30.37
March	48.68	March	36.78	March	39.21	March	34.83	March	23.98	March	30.59
April	47.19	April	43.80	April	38.65	April	34.62	April	25.47	April	31.77
May	48.78	May	45.65	May	36.89	May	34.29	May	25.91	May	33.26
June	43.69	June	43.70	June	35.72	June	32.02	June	27.05	June	33.32
July	38.46	July	43.52	July	33.59	July	33.49	July	27.43	July	31.72
August	40.63	August	45.00	August	33.31	August	33.99	August	28.55
September	40.27	September	38.30	September	33.56	September	33.01	September	28.17
October	44.36	October	39.87	October	36.49	October	30.97	October	28.94
November	47.16	November	39.32	November	34.70	November	33.40	November	29.75
December	40.91	December	44.38	December	36.39	December	32.60	December	31.18

The closing price on August 9, 2007 was $30.66.

CISCO SYSTEMS, INC. (CSCO)

Cisco Systems, Inc. manufactures and sells networking and communications products. It provides products for transporting data, voice, and video, and it offers routers, which interconnect computer networks by moving data, voice, and video from one network to another, and switching systems that are used to build local-area networks, metropolitan-area networks, and wide-area networks. Cisco’s products include hardware and software products that link computer networks both internally and externally and provides networking capability for the Internet. Cisco produces a range of products that connect computing devices to networks and connect networks with each other. Cisco provides routing products, which connect companies’ private networks together, switches to control network data traffic, services to access networks from any location, network development and design. Cisco markets its products to corporations, public institutions, telecommunications companies and commercial enterprises.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	19.80	January	13.37	January	25.71	January	18.04	January	18.57	January	26.62
February	14.27	February	13.98	February	23.16	February	17.42	February	20.24	February	25.94
March	16.93	March	12.98	March	23.57	March	17.89	March	21.67	March	25.53
April	14.65	April	15.00	April	20.91	April	17.27	April	20.95	April	26.74
May	15.78	May	16.41	May	22.37	May	19.40	May	19.68	May	26.92
June	13.95	June	16.79	June	23.70	June	19.08	June	19.53	June	27.85
July	13.19	July	19.49	July	20.92	July	19.15	July	17.88	July	28.91
August	13.82	August	19.14	August	18.76	August	17.62	August	21.99
September	10.48	September	19.59	September	18.10	September	17.92	September	22.98
October	11.18	October	20.93	October	19.21	October	17.45	October	24.13
November	14.92	November	22.70	November	18.75	November	17.54	November	26.91
December	13.10	December	24.23	December	19.32	December	17.12	December	27.33

The closing price on August 9, 2007 was $31.40.

CITIGROUP INC. (C)

Citigroup Inc. is a diversified global financial services company that operates businesses that provide a range of financial services to consumer and corporate customers in the United States and internationally. Citigroup’s consumer activities include banking, lending, insurance and investment services. Its corporate and investment banking segment offers a range of investment and commercial banking services and products, including debt and equity trading, institutional brokerage, advisory services, foreign exchange, structured products, derivatives, and lending. Citigroup’s investment management and private banking activities include asset management services to mutual funds and institutional and individual investors and personalized wealth management services.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	47.40	January	34.35	January	49.48	January	49.05	January	46.58	January	55.13
February	45.25	February	33.34	February	50.26	February	47.72	February	46.37	February	50.37
March	49.52	March	34.45	March	51.70	March	44.94	March	47.23	March	51.34
April	43.30	April	39.25	April	48.09	April	46.96	April	49.95	April	53.62
May	43.18	May	41.02	May	46.43	May	47.11	May	49.30	May	54.49
June	38.75	June	42.80	June	46.50	June	46.23	June	48.25	June	51.29
July	33.54	July	44.80	July	44.09	July	43.50	July	48.31	July	46.57
August	32.75	August	43.35	August	46.58	August	43.02	August	49.35
September	29.65	September	45.51	September	44.12	September	45.52	September	49.67
October	36.95	October	47.40	October	44.37	October	45.78	October	50.16
November	38.88	November	47.03	November	44.75	November	48.55	November	49.59
December	35.19	December	48.54	December	48.18	December	48.53	December	55.70

The closing price on August 9, 2007 was $46.90.

THE COCA-COLA COMPANY (KO)

The Coca-Cola Company manufactures, distributes and markets carbonated and non-carbonated beverage concentrates, including syrups, finished beverages and juice products. Coca-Cola’s beverage brands include Coke, Diet Coke, Sprite, Fanta, Minute Maid juices and Dasani water. Coca-Cola markets and sells its soft drinks, concentrates and syrups to third-party bottlers, distributors, fountain wholesalers, and fountain retailers.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	43.75	January	40.46	January	49.24	January	41.49	January	41.38	January	47.88
February	47.39	February	40.22	February	49.96	February	42.80	February	41.97	February	46.68
March	52.26	March	40.48	March	50.30	March	41.67	March	41.87	March	48.00
April	55.51	April	40.40	April	50.57	April	43.44	April	41.96	April	52.19
May	55.56	May	45.57	May	51.35	May	44.63	May	44.03	May	52.99
June	56.00	June	46.41	June	50.48	June	41.75	June	43.02	June	52.31
July	49.94	July	44.97	July	43.86	July	43.76	July	44.50	July	52.11
August	51.00	August	43.52	August	44.71	August	44.00	August	44.81
September	47.96	September	42.96	September	40.05	September	43.19	September	44.68
October	46.48	October	46.40	October	40.66	October	42.78	October	46.72
November	45.64	November	46.50	November	39.31	November	42.69	November	46.83
December	43.84	December	50.75	December	41.64	December	40.31	December	48.25

The closing price on August 9, 2007 was $55.85.

COMCAST CORPORATION (CMCSA)

Comcast Corporation is involved in the development, management and operation of broadband cable networks and in the management of programming content over cable and satellite television networks. Comcast’s cable operation involves the development, management and operation of broadband communications networks, including video, high-speed Internet and phone service, and regional sports and news networks. Comcast’s content operation offers various video services, which includes programming provided by national television networks, local broadcast television stations, limited satellite-delivered programming, and locally-originated programming, including governmental and public access.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	23.86	January	17.75	January	22.73	January	21.46	January	18.55	January	29.57
February	23.16	February	19.48	February	19.97	February	21.64	February	17.89	February	25.72
March	22.30	March	19.06	March	19.17	March	22.52	March	17.44	March	25.95
April	28.19	April	21.26	April	20.11	April	21.40	April	20.63	April	26.66
May	18.79	May	20.01	May	19.30	May	21.47	May	21.42	May	27.41
June	16.13	June	20.12	June	18.74	June	20.45	June	21.83	June	28.12
July	14.48	July	20.32	July	18.27	July	20.49	July	22.92	July	26.27
August	16.37	August	19.84	August	18.78	August	20.50	August	23.36
September	14.22	September	20.55	September	18.83	September	19.59	September	24.60
October	15.63	October	22.58	October	19.67	October	18.54	October	27.11
November	15.63	November	21.01	November	20.03	November	17.60	November	26.97
December	15.71	December	21.86	December	22.19	December	22.19	December	28.22

The closing price on August 9, 2007 was $25.05.

DELL COMPUTER CORPORATION (DELL)

Dell, Inc. engage in the design, development, manufacture, marketing, sale and support of various computer systems and services to customers worldwide. The company's products and services enable customers to build their information technology and Internet infrastructures. It offers various products, including desktop computer systems and workstations, mobility products, such as notebook computers, mobile workstations, MP3 players, and handhelds, software and peripherals, servers and networking products and storage devices. Dell also provides various services, which comprise assessment, design, and implementation services, deployment services, asset recovery and recycling services, training services, enterprise support services, client support services and managed lifecycle services. Further, it offers various financing alternatives, asset management services, and other customer financial services for business and consumer customers in the United States, through Dell Financial Services L.P., a joint venture between the company and CIT Group, Inc. The company sells its products directly to large corporate, government, healthcare and education accounts, as well as small-to-medium businesses and individual consumers.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	27.49	January	23.86	January	33.44	January	41.76	January	29.31	January	24.22
February	24.69	February	26.96	February	32.65	February	40.09	February	29.00	February	22.85
March	26.11	March	27.31	March	33.62	March	38.42	March	29.76	March	23.21
April	26.34	April	28.98	April	34.78	April	34.83	April	26.20	April	25.21
May	26.85	May	31.37	May	35.24	May	39.93	May	25.38	May	26.91
June	26.14	June	31.84	June	35.82	June	39.46	June	24.46	June	28.55
July	24.93	July	33.68	July	35.47	July	40.47	July	21.68	July	27.97
August	26.62	August	32.62	August	34.84	August	35.60	August	22.55
September	23.51	September	33.42	September	35.60	September	34.20	September	22.84
October	28.61	October	36.00	October	35.06	October	31.88	October	24.33
November	28.60	November	34.57	November	40.52	November	30.15	November	27.24
December	26.74	December	33.98	December	42.14	December	29.95	December	25.09

The closing price on August 9, 2007 was $26.43.

DEUTSCHE TELEKOM AG (DT)

Deutsche Telekom AG provides telecommunications and information technology services. It operates in three segments: Broadband/Fixed Network, Mobile Communications and Business Customers. The Broadband/Fixed Network segment offers various network communications services consisting of network access products and calling services. The Mobile Communications segment comprises the activities of T-Mobile division. The Business Customers segment includes the activities of T-Systems division that provides information and communications technology services to German and international companies, non-profit organizations and governmental agencies. The T-Systems division offers, among other things, information and communications technology solution consulting, software and platform development, migration services, systems integration and application management. Deutsche Telekom has operations primarily in Europe and North America. American depositary receipts evidencing American depositary shares of Deutsche Telekom AG are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of Deutsche Telekom AG also trade on German and Japanese Stock Exchanges.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	14.81	January	12.52	January	19.90	January	21.63	January	15.85	January	17.61
February	14.09	February	11.47	February	19.67	February	20.87	February	15.79	February	17.96
March	14.98	March	11.02	March	18.04	March	19.96	March	16.82	March	16.53
April	13.23	April	13.40	April	17.08	April	18.79	April	18.01	April	18.36
May	10.80	May	15.02	May	16.84	May	18.65	May	16.25	May	18.54
June	9.31	June	15.20	June	17.71	June	18.42	June	16.04	June	18.41
July	11.32	July	15.05	July	16.67	July	19.78	July	15.52	July	17.18
August	11.00	August	14.34	August	17.53	August	19.08	August	14.64
September	8.27	September	14.44	September	18.66	September	18.24	September	15.87
October	11.38	October	15.61	October	19.27	October	17.70	October	17.40
November	12.21	November	16.48	November	21.22	November	16.59	November	17.80
December	12.70	December	18.13	December	22.68	December	16.63	December	18.20

The closing price on August 9, 2007 was $17.99.

DISCOVER FINANCIAL SERVICES LLC

Discover Financial Services LLC issues credit cards under the Discover Card brand name. The company offers classic, platinum, gold, titanium, and club cards. Additionally, it provides personal and home loans, cash access, and electronic funds transfer services. Discover Financial Services is headquartered in Riverwoods and Discover Financial Services LLC operates as a subsidiary of Morgan Stanley.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	*	January	*	January	*	January	*	January	*	January	*
February	*	February	*	February	*	February	*	February	*	February	*
March	*	March	*	March	*	March	*	March	*	March	*
April	*	April	*	April	*	April	*	April	*	April	*
May	*	May	*	May	*	May	*	May	*	May	*
June	*	June	*	June	*	June	*	June	*	June	28.50
July	*	July	*	July	*	July	*	July	*	July	23.05
August	*	August	*	August	*	August	*	August	*
September	*	September	*	September	*	September	*	September	*
October	*	October	*	October	*	October	*	October	*
November	*	November	*	November	*	November	*	November	*
December	*	December	*	December	*	December	*	December	*

The closing price on August 9, 2007 was $22.16.

ELI LILLY AND COMPANY (LLY)

Eli Lilly and Company discovers, develops, manufactures and sells pharmaceutical products. Research efforts are primarily directed toward discovering and developing products to diagnose and treat disease in humans. Eli Lilly products include neuroscience products such as Prozac, endocrinology products, anti-infectives, cardiovascular agents, oncology products, and animal health products for cattle, poultry and swine. Eli Lilly’s pharmaceutical products are distributed primarily through independent wholesale distribution outlets and marketed through its own direct sales force.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	75.10	January	60.24	January	68.04	January	54.24	January	56.62	January	54.12
February	15.73	February	56.56	February	73.94	February	56.00	February	55.62	February	52.59
March	76.20	March	57.15	March	66.90	March	52.10	March	55.30	March	53.71
April	66.05	April	63.82	April	73.81	April	58.47	April	52.92	April	59.13
May	64.70	May	59.77	May	73.67	May	58.30	May	51.64	May	58.62
June	56.40	June	68.97	June	69.91	June	55.71	June	55.27	June	55.88
July	58.42	July	65.84	July	63.72	July	56.32	July	56.77	July	54.09
August	58.05	August	66.53	August	63.45	August	55.02	August	55.93
September	55.34	September	59.40	September	60.05	September	53.52	September	57.00
October	55.50	October	66.62	October	54.91	October	49.79	October	56.01
November	68.30	November	68.80	November	53.33	November	50.50	November	53.59
December	63.50	December	70.33	December	56.75	December	56.59	December	52.10

The closing price on August 9, 2007 was $57.85.

EMC CORPORATION (EMC)

EMC Corporation engages in the development, delivery and support of information infrastructure technologies and solutions worldwide. Its Information Storage segment offers networked information storage systems to be deployed in a storage area network, networked attached storage, content addressed storage, or direct attached storage environment. It also provides platform-based software that controls and enables functions, such as replication, optimization, and data movement, multi-platform software to store, protect, optimize, and leverage their information in complex IT environments and consulting, assessment, implementation, integration and operations management, support, maintenance, education, and training services. The company's Content Management and Archiving segment offers content management software to optimize business processes and its VMware Virtual Infrastructure segment offers virtual infrastructure solutions and services used by enterprises for server consolidation and containment, disaster recovery and business continuity, capacity planning and development, enterprise desktop hosting, test optimization and software distribution.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	16.40	January	7.70	January	14.04	January	13.10	January	13.40	January	13.99
February	10.92	February	7.39	February	14.32	February	12.66	February	14.02	February	13.96
March	11.92	March	7.23	March	13.61	March	12.32	March	13.63	March	13.85
April	9.14	April	9.09	April	11.16	April	13.12	April	13.51	April	15.18
May	7.25	May	10.82	May	11.24	May	14.06	May	12.80	May	16.89
June	7.55	June	10.47	June	11.40	June	13.71	June	10.97	June	18.10
July	7.50	July	10.64	July	10.97	July	13.69	July	10.15	July	18.51
August	6.76	August	12.75	August	10.77	August	12.86	August	11.65
September	4.57	September	12.63	September	11.54	September	12.94	September	11.98
October	5.11	October	13.84	October	12.87	October	13.96	October	12.25
November	7.33	November	13.75	November	13.42	November	13.93	November	13.11
December	6.14	December	12.92	December	14.87	December	13.62	December	13.20

The closing price on August 9, 2007 was $17.74.

EXXON MOBIL CORPORATION (XOM)

Exxon Mobil Corporation develops and markets energy products in the United States and internationally. Exxon Mobil is engaged in the exploration, production, transportation and sale of crude oil, natural gas and petroleum products. In addition, Exxon Mobil manufactures petrochemicals, packaging films and specialty chemicals. Exxon Mobil also participates in electric power generation and other businesses.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	39.05	January	34.15	January	40.79	January	51.60	January	62.75	January	74.10
February	41.30	February	34.02	February	42.17	February	63.31	February	59.37	February	71.68
March	43.83	March	34.95	March	41.59	March	59.60	March	60.82	March	75.45
April	40.17	April	35.20	April	42.55	April	57.03	April	63.08	April	79.38
May	39.93	May	36.40	May	43.25	May	56.20	May	60.91	May	83.17
June	40.92	June	35.91	June	44.41	June	57.47	June	61.35	June	83.88
July	36.76	July	35.58	July	46.30	July	58.75	July	67.74	July	85.13
August	35.45	August	37.70	August	46.10	August	59.90	August	67.67
September	31.90	September	36.60	September	48.33	September	63.54	September	67.10
October	33.66	October	36.58	October	49.22	October	56.14	October	71.42
November	34.80	November	36.20	November	51.25	November	58.03	November	76.81
December	34.94	December	41.00	December	51.26	December	56.17	December	76.63

The closing price on August 9, 2007 was $83.60.

FRANCE TELECOM (FTE)

France Telecom provides fixed telephony and mobile telecommunications, data transmission, Internet, and multimedia services to consumers, businesses, and other telecommunications operators in France, the United Kingdom, Spain, Poland, and internationally. It operates through three segments: Personal Communication Services (PCS), Home Communication Services (HCS), and Enterprise Communication Services (ECS). The PCS segment provides mobile telecommunications services focusing primarily on the transmission of voice and data over digital networks using the GSM standard, as well as mobile broadband and UMTS services. The HCS segment offers fixed telecommunications services, including fixed-line telephony, multimedia, Internet access services, public telephone and card services, portals and e-merchant services, content services, and operator services. The ECS segment provides communication solutions and services to businesses. American depositary receipts evidencing American depositary shares of France Telecom are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of France Telecom also trade on the Paris Stock Exchange.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	32.06	January	25.98	January	29.81	January	31.36	January	22.78	January	27.81
February	26.20	February	22.08	February	27.68	February	30.19	February	21.84	February	27.08
March	30.41	March	22.81	March	25.64	March	29.87	March	22.48	March	26.40
April	24.60	April	23.28	April	23.95	April	29.26	April	23.32	April	29.27
May	18.82	May	25.03	May	24.23	May	28.27	May	23.09	May	30.72
June	9.38	June	24.65	June	26.28	June	29.14	June	21.86	June	27.48
July	14.65	July	26.29	July	24.73	July	30.90	July	23.23	July	27.17
August	12.73	August	24.80	August	23.60	August	30.29	August	22.32
September	6.98	September	23.24	September	25.00	September	28.75	September	23.31
October	11.67	October	24.24	October	28.75	October	25.99	October	26.10
November	17.85	November	25.84	November	31.38	November	25.19	November	26.07
December	17.77	December	28.59	December	33.08	December	24.84	December	27.70

The closing price on August 9, 2007 was $28.06.

GENERAL ELECTRIC COMPANY (GE)

General Electric Company (GE) is a diversified industrial corporation. Its Infrastructure segment produces jet engines, turboprop and turbo shaft engines, and related replacement parts for use in military and commercial aircraft, wind turbines, aircraft engine derivatives, gas and steam turbines and generators, oil and natural gas compressors and turbines, diesel-electric locomotives and parts and productivity solutions for industrial and municipal water systems. It offers various financial products and services aviation and energy sectors. Its GE Money segment provides financial services to consumers and retailers, such as credit cards, loans, mortgages, deposit and savings products, and other products. GE's Healthcare segment manufactures equipment for magnetic resonance, computed tomography, positron emission tomography imaging, X-ray, patient monitoring, diagnostic cardiology, nuclear imaging, ultrasound, bone densitometry, anesthesiology and oxygen therapy, and neonatal and critical care and therapy. Its NBC Universal segment provides network television services, produces television programs and motion pictures, operates television broadcasting stations, owns various cable/satellite networks, and operates theme parks.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	37.15	January	23.14	January	33.63	January	36.13	January	32.75	January	36.05
February	38.50	February	24.05	February	32.52	February	35.20	February	32.87	February	34.91
March	37.40	March	25.50	March	30.52	March	36.06	March	34.78	March	35.36
April	31.55	April	29.45	April	29.95	April	36.20	April	34.59	April	36.86
May	31.14	May	28.70	May	31.12	May	36.48	May	34.26	May	37.58
June	29.05	June	28.68	June	32.40	June	34.65	June	32.96	June	38.28
July	32.20	July	28.44	July	33.25	July	34.50	July	32.69	July	38.76
August	30.15	August	29.57	August	32.79	August	33.61	August	34.06
September	24.65	September	29.81	September	33.58	September	33.67	September	35.30
October	25.25	October	29.01	October	34.12	October	33.91	October	35.11
November	27.12	November	28.67	November	35.36	November	35.72	November	35.28
December	24.35	December	30.98	December	36.50	December	35.05	December	37.21

The closing price on August 9, 2007 was $38.94.

GLAXOSMITHKLINE P.L.C. (GSK)

GlaxoSmithKline p.l.c. is a research-based pharmaceutical and healthcare company engaged in the creation, development, manufacturing and marketing of pharmaceutical products, vaccines, over-the-counter medicines and health-related consumer products. GlaxoSmithKline’s pharmaceutical product line includes antibiotic, antidepressant, gastrointestinal, dermatological, respiratory, cancer and cardiovascular medications. Its oral care products include toothpastes and mouthwashes, toothbrushes, and denture care products, and its nutritional healthcare products include glucose energy and sports drinks and a range of milk-based malted food and chocolate drinks. American depositary receipts evidencing American depositary shares of GlaxoSmithKline are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of GlaxoSmithKline also trade on the London International Stock Exchange.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	48.22	January	38.76	January	44.00	January	44.57	January	51.24	January	54.13
February	48.95	February	35.05	February	42.62	February	48.22	February	50.82	February	56.14
March	47.00	March	35.19	March	39.95	March	45.92	March	52.31	March	55.26
April	48.05	April	40.52	April	42.00	April	50.55	April	56.88	April	57.78
May	40.75	May	40.01	May	42.45	May	49.70	May	55.30	May	52.18
June	43.14	June	40.54	June	41.46	June	48.51	June	55.80	June	52.37
July	39.50	July	38.31	July	40.95	July	47.44	July	55.33	July	51.08
August	97.89	August	38.83	August	41.14	August	48.72	August	56.78
September	38.43	September	42.40	September	43.73	September	51.28	September	53.23
October	37.69	October	43.29	October	42.40	October	51.99	October	53.25
November	38.00	November	45.88	November	42.54	November	49.57	November	53.13
December	37.46	December	46.62	December	47.39	December	50.48	December	52.76

The closing price on August 9, 2007 was $52.45.

HEWLETT-PACKARD COMPANY (HPQ)

Hewlett-Packard Company provides various products, technologies, software, solutions, and services to consumers, businesses, and governments worldwide. The company's Enterprise Storage and Servers segment provides storage and server solutions and Hewlett-Packard's HP Services segment offers multi-vendor information technology (IT) services, including technology, consulting and integration and managed services. The company's Software segment offers management software solutions that allow enterprise customers to manage their IT infrastructure, operations, applications, IT services and business processes. Its Personal Systems Group segment provides commercial personal computers (PC), consumer PCs, workstations, handheld computing devices, digital entertainment systems, calculators, software and services for the commercial and consumer markets. The company's Imaging and Printing Group segment provides inkjet printers, digital photography and entertainment products, laserjet printers, graphics and imaging products and printer supplies. Its HP Financial Services segment offers leasing, financing, utility programs, and asset recovery and financial asset management services for enterprise customers.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	22.11	January	17.41	January	23.79	January	19.59	January	31.18	January	43.28
February	20.12	February	15.85	February	22.71	February	20.80	February	32.81	February	39.35
March	17.94	March	15.55	March	22.84	March	21.94	March	32.90	March	40.14
April	17.10	April	16.30	April	19.70	April	20.47	April	32.47	April	42.14
May	17.44	May	19.50	May	21.24	May	22.51	May	32.38	May	45.71
June	15.28	June	21.30	June	21.10	June	23.51	June	31.68	June	44.62
July	14.15	July	21.17	July	20.15	July	24.62	July	31.91	July	46.03
August	13.43	August	19.93	August	17.89	August	27.76	August	36.56
September	11.67	September	19.36	September	18.75	September	29.20	September	36.69
October	15.80	October	22.31	October	18.66	October	28.04	October	38.74
November	19.48	November	21.74	November	20.00	November	29.67	November	39.46
December	17.36	December	22.97	December	20.97	December	28.63	December	41.19

The closing price on August 9, 2007 was $47.02.

HOME DEPOT, INC. (HD)

Home Depot, Inc. is a home improvement retailer that operates in the United States and internationally. Home Depot stores sell products such as building materials, home improvement products and lawn and garden products. In addition, Home Depot also operates EXPO Design Center Stores in the United States. Home Depot also sells products over the Internet.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	50.09	January	20.90	January	35.47	January	41.26	January	40.55	January	43.28
February	50.00	February	23.45	February	36.31	February	40.02	February	32.81	February	39.35
March	48.61	March	24.36	March	37.36	March	38.24	March	32.90	March	40.14
April	46.37	April	28.13	April	35.19	April	35.37	April	32.47	April	42.14
May	41.69	May	32.49	May	35.92	May	39.35	May	32.38	May	45.71
June	36.73	June	33.12	June	35.20	June	38.90	June	31.68	June	44.62
July	30.88	July	31.20	July	33.72	July	43.51	July	31.91	July	46.03
August	32.93	August	32.16	August	36.56	August	40.32	August	36.56
September	26.10	September	31.85	September	39.20	September	38.14	September	36.69
October	28.88	October	37.07	October	41.08	October	41.04	October	38.74
November	26.40	November	36.76	November	41.75	November	41.78	November	39.46
December	24.02	December	35.49	December	42.74	December	40.48	December	41.19
The closing price on August 9, 2007 was $35.79.

IDEARC, INC.

Idearc, Inc., provides yellow and white page directories and related advertising products. It products include print yellow pages, print white pages, Superpages.com, an Internet yellow pages directory and Superpages Mobile, an information directory for wireless subscribers. The company's yellow pages directories offer various advertising options, including listing, in-column advertising, and display advertising. Its Superpages.com is an online directory and search service that enables users to find local and national businesses, as well as compare goods and services before connecting with merchants across the United States. The company is headquartered in Dallas, Texas.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	*	January	*	January	*	January	*	January	*	January	32.42
February	*	February	*	February	*	February	*	February	*	February	33.99
March	*	March	*	March	*	March	*	March	*	March	35.10
April	*	April	*	April	*	April	*	April	*	April	34.75
May	*	May	*	May	*	May	*	May	*	May	35.25
June	*	June	*	June	*	June	*	June	*	June	35.33
July	*	July	*	July	*	July	*	July	*	July	34.71
August	*	August	*	August	*	August	*	August	*
September	*	September	*	September	*	September	*	September	*
October	*	October	*	October	*	October	*	October	*
November	*	November	*	November	*	November	*	November	27.54
December	*	December	*	December	*	December	*	December	28.65

The closing price on August 9, 2007 was $32.10.

INTEL CORPORATION (INTC)

Intel Corporation is a semiconductor chip maker that supplies technology solutions for the computing and communications industries. Intel’s major products include microprocessors, chipsets, boards, networking and communications products, such as Ethernet network interface cards and network processors, embedded control chips and flash memory used in cellular handsets and handheld computing devices, as well as cellular baseband chipsets. Intel markets and sells its products to original equipment manufacturers and original design manufacturers who manufacture computer systems, cellular handsets and handheld computing devices, and telecommunications and networking communications equipment. Intel’s customers also include personal computer and network communications products users, including individuals, large and small businesses, and service providers, as well as manufacturers of a range of industrial and communications equipment.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	35.04	January	15.66	January	30.52	January	22.45	January	21.26	January	20.96
February	28.55	February	17.25	February	29.20	February	23.99	February	20.60	February	19.86
March	30.41	March	16.28	March	27.20	March	23.23	March	19.46	March	19.13
April	28.61	April	18.40	April	25.73	April	23.52	April	19.98	April	21.50
May	27.62	May	20.82	May	28.55	May	26.96	May	18.02	May	22.18
June	18.27	June	20.81	June	27.60	June	26.02	June	19.00	June	23.74
July	18.79	July	24.89	July	24.38	July	27.14	July	18.00	July	23.62
August	16.67	August	28.59	August	21.29	August	25.72	August	19.57
September	13.89	September	27.52	September	20.06	September	24.65	September	20.57
October	17.30	October	32.95	October	22.26	October	23.50	October	21.34
November	20.88	November	33.54	November	22.38	November	26.68	November	21.40
December	15.57	December	32.05	December	23.39	December	24.96	December	20.25

The closing price on August 9, 2007 was $23.92.

INTERNATIONAL BUSINESS MACHINES CORPORATION (IBM)

International Business Machines Corporation (IBM) engages in the development and manufacture of the advanced information technologies, including computer systems, software, storage systems, and microelectronics. It operates in three segments: Systems and Financing, Software and Services. Systems and Financing segment offers servers, data storage products, printing systems and point-of-sale retail systems. This segment also offers short-term inventory and accounts receivable financing, lease and loan financing and sells and leases used equipment. Software segment provides information management software for database, content management, and information integration. Services segment offers, among other things, business process outsourcing, consulting and systems integration, strategic outsourcing services and integrated technology services. The company was founded in 1910 as Computing-Tabulating-Recording Co. and changed its name to International Business Machines Corporation in 1924.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	107.83	January	78.20	January	99.23	January	93.42	January	81.30	January	99.15
February	98.12	February	77.95	February	96.50	February	92.58	February	80.24	February	92.94
March	104.00	March	78.43	March	91.84	March	91.38	March	82.47	March	94.26
April	83.76	April	84.90	April	88.17	April	76.38	April	82.34	April	102.21
May	80.45	May	88.04	May	88.59	May	75.55	May	79.90	May	106.60
June	72.00	June	82.50	June	88.15	June	74.20	June	76.82	June	105.25
July	70.40	July	81.25	July	87.07	July	83.46	July	77.41	July	110.65
August	75.38	August	82.01	August	84.69	August	80.62	August	80.97
September	58.31	September	88.33	September	85.74	September	80.22	September	81.94
October	78.94	October	89.48	October	89.75	October	81.88	October	92.33
November	86.92	November	90.54	November	94.24	November	88.90	November	91.92
December	77.50	December	92.68	December	98.58	December	82.20	December	97.15

The closing price on August 9, 2007 was $110.73.

JDS UNIPHASE CORPORATION (JDSU)

JDS Uniphase Corporation provides communications test and measurement solutions, and optical products for telecommunications service providers, cable operators, and network equipment manufacturers. JDS is also a provider of innovative optical solutions for medical/environmental instrumentation, semiconductor processing, display, brand authentication, aerospace and defense, and decorative applications. JDS markets its products primarily to original equipment manufacturers, distributors, and strategic partners in North America, Europe, and Asia Pacific.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	7.00	January	2.70	January	5.10	January	2.15	January	3.12	January	17.78
February	4.85	February	2.87	February	4.83	February	1.91	February	24.32	February	16.21
March	5.89	March	2.85	March	4.07	March	1.67	March	33.36	March	15.23
April	4.34	April	3.23	April	3.03	April	1.48	April	27.92	April	16.48
May	3.51	May	3.78	May	3.37	May	1.53	May	24.24	May	13.10
June	2.67	June	3.50	June	3.79	June	1.52	June	20.24	June	13.43
July	2.53	July	3.01	July	3.45	July	1.51	July	17.12	July	14.33
August	2.69	August	3.45	August	3.11	August	1.58	August	18.16
September	1.94	September	3.60	September	3.37	September	2.22	September	17.52
October	2.25	October	3.53	October	3.17	October	2.10	October	14.53
November	3.41	November	3.44	November	3.17	November	2.57	November	18.48
December	2.47	December	3.64	December	3.17	December	2.36	December	16.66

The closing price on August 9, 2007 was $14.88.

JOHNSON & JOHNSON (JNJ)

Johnson & Johnson manufactures and sells products in the healthcare field. Johnson & Johnson’s consumer segment manufactures and markets a range of products used in the baby and childcare, skin care, oral and wound care, and women's health care fields, as well as over-the-counter pharmaceutical and nutritional products. Johnson & Johnson’s pharmaceutical segment focuses on products such as allergy, anti-infective, anti-fungal, cardiovascular, dermatology, gastrointestinal, hematology, neurology, oncology, psychotropic, contraceptive and pain management products. Johnson & Johnson’s Medical Devices and Diagnostics segment, offers a range of products, including wound care and women's health products, minimally invasive surgical products, circulatory disease management products, blood glucose monitoring products, professional diagnostic products, orthopedic joint reconstruction, spinal, and sports medicine products and disposable contact lenses. Johnson & Johnson markets and sells its products through its own direct sales force and through wholesalers.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	57.51	January	53.61	January	53.42	January	64.70	January	57.54	January	66.80
February	60.90	February	52.45	February	53.91	February	65.60	February	57.65	February	62.93
March	64.95	March	57.87	March	50.72	March	67.16	March	59.22	March	60.26
April	63.86	April	56.36	April	54.03	April	68.63	April	58.61	April	64.22
May	61.35	May	54.35	May	55.71	May	67.10	May	60.22	May	63.27
June	52.26	June	51.70	June	55.70	June	65.00	June	59.92	June	61.62
July	52.60	July	51.79	July	55.27	July	63.96	July	62.55	July	60.50
August	54.31	August	49.58	August	58.10	August	63.39	August	64.66
September	54.08	September	49.52	September	56.33	September	63.28	September	64.94
October	58.75	October	50.33	October	58.38	October	62.62	October	67.40
November	57.02	November	49.30	November	60.32	November	61.75	November	65.91
December	53.71	December	51.66	December	63.42	December	60.10	December	66.02

The closing price on August 9, 2007 was $60.83.

LM ERICSSON TELEPHONE COMPANY (ERICY)

LM Ericsson Telephone Company is engaged in international telecommunications, providing systems and products for fixed and mobile communications in public and private networks. Ericsson’s range of telecommunications and data communication products includes systems and services for handling voice, data, images and text in fixed-line and mobile networks. Ericsson also offers a range of professional services to support network operators, and provides consulting services to network operators for business planning and development, design, and optimization of networks and the introduction of new services. Through a joint venture, with Sony Ericsson Mobile Communications, it also manufactures various mobile handsets, and provides technology to manufacturers of mobile handsets and other wireless devices. American depositary receipts evidencing American depositary shares of Ericsson are included in the Market 2000+ HOLDRS and are traded through the Nasdaq National Market System. Shares of Ericsson also trade on the Stockholm Stock Exchange.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	4.34	January	8.13	January	23.01	January	29.33	January	36.48	January	39.79
February	4.22	February	6.49	February	29.01	February	29.31	February	34.10	February	35.76
March	4.18	March	6.36	March	27.76	March	28.20	March	37.72	March	37.09
April	2.49	April	9.06	April	26.67	April	29.45	April	35.47	April	38.17
May	2.22	May	10.04	May	27.99	May	31.43	May	32.03	May	37.98
June	1.44	June	10.63	June	29.90	June	31.95	June	33.04	June	39.89
July	0.96	July	14.26	July	26.71	July	34.36	July	31.48	July	37.41
August	0.73	August	15.48	August	27.04	August	34.91	August	33.40
September	0.36	September	14.70	September	31.24	September	36.84	September	34.47
October	7.89	October	17.08	October	28.91	October	32.80	October	37.82
November	9.83	November	16.25	November	33.25	November	32.58	November	38.87
December	6.74	December	17.70	December	31.49	December	34.40	December	40.23

The closing price on August 9, 2007 was $37.07.

LSI CORP (LSI)

LSI Corporation designs, develops, and markets semiconductors and storage systems. The company’s Semiconductor segment provides standard products and custom solutions to customers in the storage and consumer markets. The company’s Storage Systems segment provides storage systems, sub-assemblies, and storage management software that operate within open operating systems. The company also offers direct-attach RAID solutions, such as integrated RAID in its storage IC and adapter products, software-based RAID products, and MegaRAID products that encompass integrated single-chip RAID on motherboard solutions, and PCI and PCI Express RAID controller boards. LSI sells its products to original equipment manufacturers through direct sales force and channel customers worldwide.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	51.20	January	17.70	January	38.50	January	14.40	January	12.41	January	20.14
February	40.00	February	16.10	February	38.80	February	16.40	February	13.43	February	21.91
March	38.90	March	16.00	March	32.10	March	14.30	March	15.04	March	22.62
April	42.40	April	17.90	April	22.60	April	11.70	April	15.72	April	8.50
May	31.20	May	24.40	May	25.40	May	13.60	May	14.91	May	8.68
June	14.00	June	23.30	June	23.00	June	12.00	June	14.70	June	7.51
July	19.00	July	28.10	July	12.40	July	11.19	July	14.56	July	7.20
August	15.90	August	30.20	August	12.10	August	11.32	August	15.24
September	11.00	September	30.70	September	10.50	September	10.41	September	14.93
October	8.70	October	34.80	October	12.10	October	10.40	October	16.98
November	13.80	November	35.40	November	13.70	November	13.18	November	17.92
December	14.40	December	30.50	December	13.70	December	12.90	December	19.17

The closing price on August 9, 2007 was $6.22.

The merger of Agere Systems Inc. (NYSE ticker “AGR”) and LSI Logic Corporation (NYSE ticker “LSI”) became effective April 2, 2007. As a result, LSI Logic Corporation replaced Agere Systems Inc. as an underlying security of the Market 2000+ HOLDRS trust. The closing prices prior to April 2, 2007 reflect those of Agere Systems Inc.

MEDCO HEALTH SOLUTIONS (MHS)

Medco Health Solutions, Inc. is a pharmacy benefit manager that offers programs and services for its clients and their pharmacy benefit plans, as well as for physicians and pharmacies used by the members. It offers various programs and services, including plan design, clinical management, pharmacy management, health management, physician services, and Web-based services. Medco has clients in many of the industry segments such as managed care organizations, insurance carriers, third-party benefit plan administrators, government agencies and union-sponsored benefit plans.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	*	January	*	January	36.85	January	42.57	January	54.10	January	59.21
February	*	February	*	February	32.66	February	44.42	February	55.72	February	67.61
March	*	March	*	March	34.00	March	49.57	March	57.22	March	72.53
April	*	April	*	April	35.40	April	50.97	April	53.23	April	78.02
May	*	May	*	May	35.03	May	50.00	May	53.90	May	77.76
June	*	June	*	June	37.50	June	53.36	June	57.28	June	77.99
July	*	July	*	July	30.30	July	48.44	July	59.33	July	81.27
August	*	August	26.70	August	31.23	August	49.27	August	63.37
September	*	September	25.93	September	30.90	September	54.83	September	60.11
October	*	October	33.20	October	33.91	October	56.50	October	53.50
November	*	November	36.43	November	37.72	November	53.65	November	50.21
December	*	December	33.99	December	41.60	December	55.80	December	53.44

The closing price on August 9, 2007 was $81.24.

MERCK & CO., INC. (MRK)

Merck & Co., Inc. is a research-driven pharmaceutical products and services company, which focuses on human and animal health products. Merck develops and markets a variety of therapeutic products including atherosclerosis products, hypertension/heart failure products, anti-inflammatory/analgesics and products to treat osteoporosis, the HIV virus, hepatitis and male pattern hair loss. Merck markets its health products to drug retailers and wholesalers, hospitals, managed healthcare providers and government agencies through its own representatives.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	59.18	January	55.39	January	47.60	January	28.05	January	34.50	January	44.75
February	61.33	February	52.75	February	48.08	February	31.70	February	34.86	February	44.15
March	57.58	March	54.78	March	44.19	March	32.37	March	35.23	March	44.17
April	54.34	April	58.18	April	47.00	April	33.90	April	34.42	April	51.44
May	57.10	May	55.58	May	47.30	May	32.44	May	33.29	May	52.45
June	50.64	June	60.55	June	47.50	June	30.80	June	36,43	June	49.80
July	49.60	July	55.28	July	45.35	July	31.06	July	40.27	July	49.65
August	50.52	August	50.32	August	44.97	August	28.23	August	40.55
September	45.71	September	50.62	September	33.00	September	27.21	September	41.90
October	54.24	October	44.25	October	31.31	October	28.22	October	45.42
November	59.41	November	40.60	November	28.02	November	29.40	November	44.51
December	56.61	December	46.20	December	32.14	December	31.81	December	43.60

The closing price on August 9, 2007 was $51.44.

MICROSOFT CORPORATION (MSFT)

Microsoft Corporation develops, manufactures, licenses and supports a range of software products for various computing devices worldwide. Microsoft develops operating systems, various software products for personal computers and servers, server applications and software development tools. Microsoft’s online businesses include the MSN network, and its Home and Entertainment segment offers the Xbox video game system, PC software games, online games, and console games, television platform products for the interactive television industry, and consumer software and hardware products. Microsoft also provides consulting and product support services.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	31.86	January	23.73	January	27.65	January	26.28	January	28.15	January	30.86
February	29.17	February	23.70	February	26.53	February	25.16	February	26.87	February	28.17
March	30.16	March	24.21	March	24.93	March	24.17	March	27.21	March	27.17
April	26.13	April	25.57	April	26.13	April	25.30	April	24.15	April	29.94
May	25.46	May	24.61	May	26.23	May	25.80	May	22.65	May	30.69
June	27.35	June	25.64	June	28.56	June	24.84	June	23.30	June	29.47
July	23.99	July	26.41	July	28.49	July	25.61	July	24.06	July	28.99
August	24.54	August	26.52	August	27.30	August	27.38	August	25.70
September	21.87	September	27.80	September	27.65	September	25.73	September	27.35
October	26.74	October	26.14	October	27.97	October	25.70	October	28.71
November	28.84	November	25.71	November	26.81	November	27.68	November	29.36
December	25.85	December	27.37	December	26.72	December	26.15	December	29.86

The closing price on August 9, 2007 was $29.30.

MORGAN STANLEY (MS)

Morgan Stanley, a financial services company, provides various products and services to clients and customers, including corporations, governments, financial institutions and individuals worldwide. The company operates in four segments: Institutional Securities, Global Wealth Management Group, Asset Management, and Discover. The Institutional Securities segment includes capital raising, financial advisory services, corporate lending, sales, trading, financing, and market-making activities in equity securities and related products. The Global Wealth Management Group segment provides brokerage and investment advisory services. The Asset Management segment provides asset management products and services in equity, fixed income, and alternative investments and private equity to institutional and retail clients. The Discover segment offers credit cards and related consumer products and services, operates a merchant and cash access network, and an automated teller machine/debit and electronic funds transfer network and provides various consumer finance products and services.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	55.00	January	37.90	January	58.21	January	55.96	January	61.45	January	82.79
February	49.12	February	36.85	February	59.76	February	56.47	February	59.66	February	74.92
March	57.31	March	38.35	March	57.30	March	57.25	March	62.82	March	78.76
April	47.72	April	44.75	April	51.39	April	52.62	April	64.30	April	84.01
May	45.46	May	45.75	May	53.51	May	48.96	May	59.62	May	85.04
June	43.08	June	42.75	June	52.77	June	52.47	June	63.21	June	83.88
July	40.35	July	47.44	July	49.33	July	53.05	July	66.50	July	63.87
August	42.72	August	48.79	August	50.73	August	50.87	August	65.79
September	33.88	September	50.46	September	49.30	September	53.94	September	72.91
October	38.92	October	54.87	October	51.09	October	54.41	October	76.43
November	45.24	November	55.28	November	50.75	November	56.03	November	76.16
December	39.92	December	57.87	December	55.52	December	56.74	December	81.43

The closing price on August 9, 2007 was $61.81.

NIPPON TELEGRAPH AND TELEPHONE CORPORATION (NTT)

Nippon Telegraph and Telephone Corporation is a provider of wireline and wireless voice, data, Internet and related telecommunications services in Japan. NTT’s primary business is to provide telecommunication related services in Japan. Its other services include building maintenance, real property leasing, systems development, leasing, and research and development. American depositary receipts evidencing American depositary shares of NTT are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of NTT also trade on the Tokyo Stock Exchange.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	15.02	January	16.95	January	23.02	January	21.02	January	23.24	January	25.04
February	16.01	February	18.09	February	23.28	February	21.67	February	21.70	February	26.41
March	19.35	March	16.98	March	28.34	March	21.85	March	21.55	March	26.41
April	19.85	April	17.44	April	25.97	April	20.85	April	22.49	April	24.89
May	22.60	May	18.06	May	24.94	May	20.47	May	24.71	May	23.59
June	20.59	June	19.80	June	26.84	June	21.47	June	24.47	June	22.17
July	20.28	July	20.93	July	24.62	July	22.00	July	26.00	July	21.57
August	19.91	August	22.19	August	21.80	August	21.79	August	25.18
September	16.27	September	22.64	September	19.98	September	24.82	September	24.53
October	18.45	October	22.48	October	21.25	October	23.91	October	25.13
November	19.55	November	24.05	November	22.39	November	22.60	November	25.25
December	17.66	December	24.56	December	22.55	December	22.81	December	24.79

The closing price on August 9, 2007 was $21.06.

NOKIA CORP. (NOK)

Nokia Corporation engages in the manufacture of mobile devices and mobile networks. It also provides equipment, solutions, and services for network operators, service providers, and corporations. The company operates in four segments: Mobile Phones, Multimedia, Enterprise Solutions, and Networks. American depositary receipts evidencing American depositary shares of Nokia are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of Nokia also trade on the Helsinki, Frankfurt, Paris, Stockholm and London stock exchanges.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	23.45	January	14.39	January	20.66	January	15.28	January	18.38	January	22.10
February	20.77	February	13.23	February	21.77	February	16.14	February	18.58	February	21.83
March	20.74	March	14.01	March	20.28	March	15.43	March	20.72	March	22.92
April	16.26	April	16.57	April	14.01	April	15.98	April	22.66	April	25.25
May	13.88	May	18.04	May	13.74	May	16.86	May	21.47	May	27.38
June	14.48	June	16.43	June	14.54	June	16.64	June	20.26	June	28.11
July	12.40	July	15.30	July	11.62	July	15.95	July	19.85	July	28.64
August	13.29	August	16.29	August	11.87	August	15.77	August	20.88
September	13.25	September	15.60	September	13.72	September	16.91	September	19.69
October	16.62	October	16.99	October	15.42	October	16.82	October	19.88
November	19.21	November	17.98	November	16.17	November	17.08	November	20.22
December	15.50	December	17.00	December	15.67	December	18.30	December	20.32

The closing price on August 9, 2007 was $29.63.

NORTEL NETWORKS CORPORATION (NT)

Nortel Networks Corporation designs, develops, manufactures and markets networking solutions that consist of hardware, software, and services. Its networking products and services support data, voice and multimedia communications networks using wireline and wireless technologies. Nortel’s products include systems and services, which connect users to telecommunications networks and the Internet. Nortel Networks serves various enterprise customers, such as large businesses and branch offices, small businesses, home offices, and government agencies, educational and other institutions.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	72.40	January	23.70	January	78.20	January	32.50	January	30.00	January
February	50.70	February	21.50	February	79.70	February	26.80	February		February
March	44.90	March	20.80	March	59.40	March	27.30	March		March
April	34.00	April	25.80	April	37.40	April	24.90	April		April
May	22.10	May	31.40	May	38.30	May	25.90	May		May
June	14.50	June	27.00	June	49.90	June	26.10	June		June
July	9.70	July	29.50	July	36.60	July	26.30	July		July
August	10.50	August	32.40	August	37.90	August	30.40	August
September	5.40	September	41.00	September	34.00	September	32.60	September
October	12.30	October	44.40	October	33.90	October	32.50	October
November	19.40	November	45.10	November	34.70	November	29.00	November
December	16.10	December	42.30	December	34.70	December	30.60	December

The closing price on August 9, 2007 was $19.27.

NOVARTIS AG (NVS)

Novartis AG is engaged in the research, development, manufacture, and marketing of pharmaceutical products. Novartis’ Pharmaceuticals division develops, markets, and sells branded pharmaceuticals in various therapeutic areas, and its Consumer Health division offers over-the-counter self-medication, animal health, medical nutrition, infant and baby foods, and lens and vision care products. Its Sandoz division develops, manufactures, markets, and sells retail generics drugs, and off-patent active pharmaceutical ingredients and intermediates to wholesalers, pharmacies, hospitals, and other healthcare outlets. American depositary receipts evidencing American depositary shares of Novartis are traded on the New York Stock Exchange. Shares of Novartis also trade on the Swiss Stock Exchange and the London International Stock Exchange.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	34.63	January	37.08	January	45.15	January	47.88	January	55.16	January	57.69
February	37.96	February	36.58	February	44.15	February	49.97	February	53.25	February	55.43
March	39.60	March	37.06	March	42.60	March	46.78	March	55.44	March	54.63
April	41.97	April	39.48	April	44.80	April	48.73	April	57.51	April	58.09
May	42.82	May	40.00	May	45.17	May	48.83	May	55.48	May	56.18
June	43.83	June	39.81	June	44.50	June	47.44	June	53.92	June	56.07
July	41.13	July	38.59	July	44.66	July	48.71	July	56.22	July	53.95
August	40.45	August	36.97	August	46.45	August	48.75	August	57.12
September	39.73	September	38.84	September	46.67	September	51.00	September	58.44
October	37.94	October	38.37	October	48.01	October	53.82	October	60.73
November	38.00	November	42.20	November	48.05	November	52.40	November	58.41
December	36.73	December	45.89	December	50.54	December	52.48	December	57.44
The closing price on August 9, 2007 was $54.91.

ORACLE CORPORATION (ORCL)

Oracle Corporation, an enterprise software company, engages in the development, manufacture, distribution, servicing, and marketing of database, middleware and application software. The company operates in five segments: New Software Licenses, Software License Updates and Products Support, Consulting, On Demand and Education. The company distributes its products and services to resellers, system integrators/implementers, consultants, education providers, Internet service providers, network integrators and independent software vendors. Oracle Corporation was founded in 1977 and is headquartered in Redwood City, California.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	17.26	January	12.03	January	13.86	January	13.77	January	12.57	January	17.16
February	16.62	February	11.96	February	12.87	February	12.95	February	12.42	February	16.43
March	12.80	March	10.84	March	12.00	March	12.48	March	13.69	March	18.13
April	10.04	April	11.88	April	11.25	April	11.56	April	14.59	April	18.80
May	7.92	May	13.01	May	11.40	May	12.80	May	14.22	May	19.38
June	9.47	June	12.01	June	11.93	June	13.20	June	14.49	June	19.71
July	10.01	July	11.99	July	10.51	July	13.57	July	14.97	July	19.12
August	9.56	August	12.83	August	9.97	August	12.99	August	15.66
September	7.86	September	11.25	September	11.28	September	12.40	September	17.44
October	10.19	October	11.97	October	12.66	October	12.68	October	18.47
November	12.15	November	12.02	November	12.74	November	12.60	November	19.05
December	10.80	December	13.23	December	13.72	December	12.21	December	17.14

The closing price on August 9, 2007 was $20.09.

PFIZER INC. (PFE)

Pfizer, Inc. engages in the discovery, development, manufacture, and marketing of prescription medicines for humans and animals in the United States, Europe, Canada, Asia and Latin America. The Pharmaceutical segment provides products for cardiovascular and metabolic diseases. This segment also offers products for central nervous system disorders, such as Zoloft for various disorders. The Animal Health segment provides parasiticides, anti-inflammatories, vaccines, antibiotics and related medicines. It sells its products to retailers, clinics, pharmacies, doctors, nurse practitioners, physician assistants, pharmacists, hospitals, pharmacy benefit managers, managed care organizations and government agencies.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	41.67	January	30.36	January	36.63	January	24.16	January	12.57	January	26.24
February	40.96	February	29.82	February	36.65	February	26.29	February	26.19	February	24.96
March	39.74	March	31.16	March	35.05	March	26.27	March	24.92	March	25.26
April	36.35	April	30.75	April	35.76	April	27.17	April	25.33	April	26.46
May	34.60	May	31.02	May	35.34	May	27.90	May	23.66	May	27.49
June	35.00	June	34.15	June	34.28	June	27.58	June	23.47	June	25.57
July	32.35	July	33.36	July	31.96	July	26.50	July	25.99	July	23.51
August	33.08	August	29.92	August	32.67	August	25.48	August	27.56
September	29.02	September	30.38	September	30.60	September	24.97	September	28.36
October	31.77	October	31.60	October	28.95	October	21.74	October	26.65
November	31.53	November	33.57	November	27.77	November	21.20	November	27.49
December	30.57	December	35.33	December	26.89	December	23.32	December	25.90

The closing price on August 9, 2007 was $24.14.

QWEST COMMUNICATIONS INTERNATIONAL INC. (Q)

Qwest Communications International Inc. provides telecommunications and related services, wireless services and directory services in several U.S. states, and broadband data, video, voice and image communications globally. Qwest offers local voice, long distance voice, and data and Internet services to consumers, businesses, and wholesale customers, as well as access services to wholesale customers. Its Other Services segment primarily involves the sublease of real estate assets, such as space in office buildings, warehouses, and other properties.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	10.50	January	4.52	January	4.04	January	4.20	January	6.02	January	8.15
February	8.70	February	3.58	February	4.58	February	3.90	February	6.32	February	8.88
March	8.22	March	3.49	March	4.31	March	3.70	March	6.80	March	8.99
April	5.03	April	3.77	April	4.02	April	3.42	April	6.71	April	8.88
May	5.16	May	4.49	May	3.75	May	3.92	May	7.01	May	10.29
June	2.80	June	4.78	June	3.59	June	3.71	June	8.09	June	9.70
July	1.28	July	3.99	July	3.89	July	3.82	July	7.79	July	8.53
August	3.28	August	4.45	August	2.89	August	3.90	August	8.81
September	2.28	September	3.40	September	3.33	September	4.10	September	8.72
October	3.39	October	3.53	October	3.42	October	4.36	October	8.63
November	4.84	November	3.66	November	4.00	November	5.24	November	7.69
December	5.00	December	4.32	December	4.44	December	5.65	December	8.37

The closing price on August 9, 2007 was $8.19.

SONY CORPORATION (SNE)

Sony Corporation develops, designs, manufactures and sells electronic equipment, instruments and devices for the consumer and industrial markets, and produces, distributes and broadcasts image-based software, including film, video and television. It also develops, produces, manufactures and markets home-use game consoles, software, and recorded music in all commercial formats and musical genres. Sony participates in various financial service businesses, has Internet-related businesses, an advertising agency business in Japan and location-based entertainment businesses in Japan and the United States. American depositary receipts evidencing American depositary shares of Sony are traded on the New York Stock Exchange. Shares of Sony also trade on the Tokyo Stock Exchange.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	44.76	January	39.95	January	40.65	January	37.02	January	48.90	January	46.33
February	46.20	February	37.97	February	40.94	February	37.79	February	46.88	February	51.73
March	51.70	March	35.13	March	41.81	March	40.02	March	46.07	March	50.49
April	54.20	April	24.74	April	38.40	April	36.71	April	48.94	April	53.26
May	58.11	May	27.34	May	36.87	May	37.27	May	45.17	May	57.70
June	53.10	June	28.00	June	38.05	June	34.44	June	44.04	June	51.37
July	45.33	July	31.20	July	34.65	July	32.51	July	45.99	July	52.74
August	43.51	August	32.95	August	34.67	August	33.62	August	43.41
September	41.10	September	34.80	September	34.39	September	33.19	September	40.36
October	43.24	October	35.20	October	34.85	October	32.80	October	40.98
November	44.35	November	34.35	November	36.36	November	37.01	November	39.41
December	41.31	December	34.67	December	38.96	December	40.80	December	42.83

The closing price on August 9, 2007 was $48.90.

SUN MICROSYSTEMS, INC. (SUNW)

Sun Microsystems, Inc. provides products and services for network computing. It provides network computing infrastructure solutions that consist of computer systems, network storage systems, support services, and professional and knowledge services. It also offers a range of system/network architecture, implementation, and management, as well as consulting, skills migration, and training. Sun Microsystems’ customers use its products and services to build mission-critical computing systems and in a wide range of technical/scientific and engineering applications in industries such as telecommunications, financial services, government, manufacturing, education, retail, life sciences, media and entertainment and healthcare.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	10.76	January	3.09	January	.5.29	January	4.36	January	4.50	January	6.64
February	8.51	February	3.44	February	5.31	February	4.22	February	4.17	February	6.13
March	8.82	March	3.26	March	4.17	March	4.04	March	5.13	March	6.01
April	8.18	April	3.31	April	3.90	April	3.62	April	5.00	April	5.22
May	6.89	May	4.35	May	4.17	May	3.81	May	4.63	May	5.10
June	5.01	June	4.65	June	4.33	June	3.73	June	4.15	June	5.26
July	3.92	July	3.76	July	3.95	July	3.84	July	4.35	July	5.10
August	3.69	August	3.90	August	3.87	August	3.80	August	4.99
September	2.59	September	3.31	September	4.04	September	3.93	September	4.95
October	2.96	October	3.95	October	4.50	October	4.00	October	5.43
November	4.29	November	4.26	November	5.55	November	3.77	November	5.42
December	3.11	December	4.47	December	5.39	December	4.19	December	5.42

The closing price on August 9, 2007 was $4.74.

SYNGENTA AG (SYT)

Syngenta AG is an agribusiness company that develops, manufactures, and markets a range of products designed for crop yield and food quality. It operates in three segments: Crop Protection, Seeds and Plant Science. Sygenta’s products have applications in commercial agriculture, public health, forestry, industrial weed control, and home and garden, and it operates in Switzerland, the United Kingdom, and the United States, China, and India.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	11.00	January	12.25	January	13.86	January	21.50	January	25.54	January	37.07
February	11.28	February	9.79	February	14.00	February	22.56	February	28.42	February	35.20
March	12.30	March	9.15	March	14.43	March	21.00	March	28.11	March	38.05
April	12.25	April	10.25	April	15.93	April	20.73	April	27.78	April	39.70
May	12.55	May	10.41	May	15.89	May	20.64	May	27.53	May	37.71
June	12.16	June	10.14	June	16.79	June	20.39	June	26.56	June	38.93
July	10.16	July	11.00	July	16.60	July	20.80	July	28.75	July	37.69
August	10.84	August	11.10	August	18.03	August	21.29	August	29.51
September	10.80	September	10.94	September	19.09	September	21.00	September	30.18
October	11.81	October	10.77	October	19.04	October	21.49	October	32.24
November	11.33	November	12.18	November	21.25	November	21.85	November	35.21
December	11.52	December	13.48	December	21.35	December	24.91	December	37.14

The closing price on August 9, 2007 was $36.98.

THE TRAVELERS COMPANIES, INC. (TRV)

The Travelers Companies is a provider of insurance and surety products and risk management services to businesses, organizations, and individuals primarily in the United States. It operates through three segments: Commercial, Specialty, and Personal, and offers various property and casualty insurance, standard and specialized insurance coverages and services, and various types of property and casualty insurance covering personal risks. Prices prior to March 2004 are those of the Travelers Property Casualty Corp.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	44.70	January	16.21	January	42.13	January	37.54	January	45.38	January	37.07
February	48.90	February	15.65	February	42.74	February	38.32	February	42.98	February	35.20
March	45.85	March	14.09	March	40.01	March	36.73	March	41.79	March	38.05
April	18.59	April	16.23	April	40.67	April	35.80	April	27.78	April	39.70
May	17.55	May	16.33	May	39.68	May	37.88	May	27.53	May	37.71
June	17.70	June	15.90	June	40.54	June	39.53	June	26.56	June	38.93
July	16.30	July	35.17	July	37.07	July	44.02	July	28.75	July	37.69
August	15.72	August	34.76	August	34.69	August	43.01	August	29.51
September	13.20	September	37.03	September	33.06	September	44.87	September	30.18
October	13.35	October	38.13	October	33.96	October	45.03	October	32.24
November	15.95	November	37.10	November	36.48	November	46.53	November	35.21
December	14.65	December	39.65	December	37.07	December	44.67	December	37.14

The closing price on August 9, 2007 was $48.38.

TEXAS INSTRUMENTS, INC. (TXN)

Texas Instruments Incorporated engages in the design, manufacture, marketing, and sale of high-technology components in the United States, Asia, Europe, Japan, and rest of the world. The company operates in two segments, Semiconductor and Education Technology. The Semiconductor segment offers analog semiconductors and digital signal processors, which are used in applications that serve the communications, computer, consumer electronic, automotive, and industrial markets. The Education Technology segment supplies graphing handheld calculators, business and scientific calculators and classroom tools and professional development resources to help students and teachers interactively explore math and science. This segment sells its products through retailers and instructional dealers. The company was founded in 1938 and is headquartered in Dallas, Texas.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	31.21	January	15.90	January	31.35	January	23.21	January	29.23	January	31.19
February	29.35	February	16.75	February	30.65	February	26.47	February	29.85	February	30.96
March	33.10	March	16.37	March	29.22	March	25.49	March	32.47	March	30.10
April	30.93	April	18.49	April	25.10	April	24.96	April	34.71	April	34.37
May	28.67	May	20.50	May	26.11	May	27.64	May	31.23	May	35.36
June	23.70	June	17.60	June	24.18	June	28.07	June	30.29	June	37.63
July	23.15	July	18.87	July	21.33	July	31.76	July	29.78	July	35.19
August	19.70	August	23.85	August	19.54	August	32.68	August	32.59
September	14.77	September	22.80	September	21.28	September	33.90	September	33.25
October	15.86	October	28.92	October	24.45	October	28.55	October	30.18
November	20.01	November	29.76	November	24.18	November	32.48	November	28.88
December	15.01	December	29.38	December	24.62	December	32.07	December	28.80

The closing price on August 9, 2007 was $33.13.

TIME WARNER, INC. (TWX)

Time Warner Inc. is a media and entertainment company; it operates in five segments: AOL, Cable, Filmed Entertainment, NetWorks and Publishing. AOL consists primarily of interactive services, Web properties, Internet technologies and electronic commerce services. Time Warner also has interests in cable systems, filmed entertainment and television production companies, cable television and broadcast networks, recorded music and music publishing enterprises, and in magazine publishing, book publishing and direct marketing companies.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	26.31	January	11.66	January	17.57	January	18.00	January	17.53	January	21.87
February	24.80	February	11.32	February	17.25	February	17.23	February	17.31	February	20.34
March	23.65	March	10.86	March	16.86	March	17.55	March	16.79	March	19.72
April	19.02	April	13.68	April	16.82	April	16.81	April	17.40	April	20.63
May	18.70	May	15.22	May	17.04	May	17.40	May	17.21	May	21.37
June	14.71	June	16.09	June	17.58	June	16.71	June	17.30	June	21.04
July	11.50	July	15.43	July	16.65	July	17.02	July	16.50	July	19.26
August	12.65	August	16.36	August	16.35	August	17.92	August	16.62
September	11.70	September	15.11	September	16.14	September	18.11	September	18.23
October	14.75	October	15.29	October	16.64	October	17.83	October	20.01
November	16.37	November	16.28	November	17.71	November	17.98	November	20.14
December	13.10	December	17.99	December	19.45	December	17.44	December	21.78

The closing price on August 9, 2007 was $18.66.

TOTAL S.A. (TOT)

TOTAL S.A. operates as an energy company, with operations worldwide. Its operations are conducted through three business segments: Upstream, Downstream and Chemicals. The Upstream segment includes exploration, development and production activities, as well as TOTAL’s coal and gas and power operations. The Downstream segment sells substantially all of the crude oil produced by TOTAL, purchases most of the crude oil required to supply its refineries, operates refineries and markets petroleum products worldwide through both retail and non-retail activities, and conducts TOTAL’s bulk trading. The Chemicals segment includes petrochemicals, fertilizers, elastomer processing and a unit combining vinyl products, industrial chemicals, and performance products. In addition, Total is involved in the coal mining, cogeneration and electricity sectors. American depositary receipts evidencing American depositary shares of Total Fina are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of Total Fina also trade on the Paris Stock Exchange.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	35.18	January	33.96	January	44.15	January	53.78	January	69.17	January	68.05
February	36.78	February	32.88	February	46.00	February	59.60	February	63.01	February	67.32
March	38.30	March	31.64	March	46.00	March	58.62	March	65.87	March	69.78
April	37.85	April	43.80	April	46.06	April	55.46	April	69.01	April	73.69
May	38.84	May	36.78	May	47.04	May	55.60	May	64.35	May	75.45
June	40.45	June	37.90	June	48.04	June	58.43	June	65.32	June	80.98
July	36.28	July	36.80	July	48.68	July	62.50	July	68.23	July	78.61
August	35.66	August	38.51	August	49.00	August	65.92	August	67.43
September	32.93	September	37.90	September	51.09	September	67.91	September	65.94
October	34.01	October	39.04	October	52.14	October	63.01	October	68.14
November	33.38	November	40.39	November	54.80	November	62.35	November	71.46
December	35.75	December	46.26	December	54.92	December	63.20	December	71.92

The closing price on August 9, 2007 was $73.80.

TOYOTA MOTOR CORPORATION (TM)

Toyota Motor Corporation is engaged mainly in the automotive business and in the financial services business. The automotive business involves the design, manufacturing and sale of passenger cars, recreational vehicles, sport utility vehicles, minivans, trucks, buses and related parts. The Company offers hybrid vehicles primarily under the Prius brand. The financial services business involves the provision of loans and leases to customers and the provision of loans to dealers. All other business includes the design, manufacturing and sale of housing, telecommunications and other business. American depositary receipts evidencing American depositary shares of Toyota are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of Toyota also trade on the Tokyo Stock Exchange.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	52.36	January	47.80	January	66.40	January	78.19	January	103.71	January	131.78
February	51.45	February	47.48	February	69.13	February	77.78	February	106.87	February	133.60
March	58.15	March	44.95	March	74.50	March	74.38	March	108.90	March	128.16
April	54.83	April	45.28	April	73.21	April	72.71	April	117.13	April	121.42
May	55.37	May	47.68	May	72.35	May	71.71	May	107.38	May	120.76
June	53.00	June	51.80	June	81.62	June	71.49	June	104.59	June	125.88
July	47.97	July	51.30	July	80.00	July	75.86	July	105.22	July	120.63
August	50.04	August	55.39	August	79.19	August	81.98	August	108.34
September	51.10	September	59.55	September	76.38	September	81.98	September	108.90
October	48.60	October	58.02	October	77.59	October	92.81	October	118.00
November	52.90	November	59.57	November	74.71	November	96.75	November	120.05
December	53.00	December	68.75	December	81.87	December	104.62	December	134.31

The closing price on August 9, 2007 was $119.79.

VERIZON COMMUNICATIONS, INC. (VZ)

Verizon Communications, Inc. is a telecommunications company that provides broadband, local telephone, wireless communications, long-distance and Internet services to customers in the United States. Verizon provides domestic wireline services, including local and long distance telephone service and voice and data transport, wireless telecommunications services in the United States and has investments in wireline and wireless operations in Latin America, Europe and the Asia-Pacific region. Verizon also operates domestic and international publishing businesses, including print directories, Web site creation and Web hosting The company was incorporated in 1983 under the name Bell Atlantic Corporation. It changed its name to Verizon Communications, Inc. in 2000.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	46.35	January	38.28	January	36.86	January	35.59	January	31.66	January	38.52
February	46.80	February	34.58	February	38.33	February	35.97	February	33.70	February	37.40
March	46.10	March	35.35	March	36.54	March	35.50	March	34.06	March	37.92
April	40.11	April	37.38	April	37.74	April	35.80	April	33.03	April	38.18
May	43.00	May	37.85	May	34.58	May	35.38	May	31.21	May	43.53
June	40.15	June	39.45	June	36.19	June	34.55	June	33.49	June	41.17
July	33.00	July	35.00	July	38.54	July	34.23	July	33.82	July	42.62
August	31.00	August	35.32	August	39.25	August	32.71	August	35.18
September	27.44	September	32.44	September	39.38	September	32.69	September	37.13
October	37.76	October	33.60	October	39.10	October	31.51	October	37.00
November	41.88	November	32.84	November	41.23	November	31.98	November	34.94
December	38.75	December	35.08	December	40.51	December	30.12	December	37.24

The closing price on August 9,2007 was 41.92.

VIACOM INC. (VIAB)

Viacom, Inc. operates as an entertainment content company. It provides programming and entertainment content for televisions, motion pictures and digital platforms. The company operates in two segments, Media Networks and Filmed Entertainment. The Media Networks segment owns and operates cable television program services, Web site properties and other digital services in the United States and internationally. This segment offers cable television program through services such as MTV Networks: Country Music Television, Logo, Nickelodeon, Nick at Nite, COMEDY CENTRAL and Spike TV. The Filmed Entertainment segment produces, finances, and distributes feature motion pictures and television programming. This segment also involves in the theatrical release of motion pictures in the United States and international markets, and sells DVDs and other products relating to the motion pictures and other programming. In June 2005, Viacom announced a plan to separate into two companies. The separation was completed on December 31, 2005, by spinning off a new publicly traded company - called "Viacom Inc." - that consists of the advertising-supported cable networks business, the Paramount Pictures business and Famous Music. There is no stock information for this new Viacom entity prior to December 8, 2005.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	*	January	*	January	*	January	*	January	41.48	January	40.67
February	*	February	*	February	*	February	*	February	39.96	February	39.04
March	*	March	*	March	*	March	*	March	38.80	March	41.11
April	*	April	*	April	*	April	*	April	39.83	April	41.25
May	*	May	*	May	*	May	*	May	37.75	May	44.92
June	*	June	*	June	*	June	*	June	35.84	June	41.63
July	*	July	*	July	*	July	*	July	34.85	July	38.30
August	*	August	*	August	*	August	*	August	36.30
September	*	September	*	September	*	September	*	September	37.18
October	*	October	*	October	*	October	*	October	38.92
November	*	November	*	November	*	November	*	November	37.51
December	*	December	*	December	*	December	41.15	December	41.03

The closing price on August 9, 2007 was $37.05.

VODAFONE GROUP P.L.C. (VOD)

Vodafone Group p.l.c. provides international wireless telecommunications services in continental Europe, the United Kingdom, the United States and Asia through subsidiaries, joint ventures and associated undertakings. Vodafone offers a full range of mobile telecommunications services, including voice and data communications worldwide, and distributes its products and services directly, as well as through third-party service providers, independent dealers, and agencies. Vodafone also has controlling interests in certain non-mobile telecommunication businesses. American depositary receipts evidencing American depositary shares of Vodafone are included in the Wireless HOLDRS and are traded on the New York Stock Exchange. Shares of Vodafone also trade on the London International Stock Exchange.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	21.70	January	18.85	January	25.60	January	25.98	January	21.11	January	29.39
February	19.00	February	18.10	February	24.97	February	26.29	February	19.32	February	27.90
March	18.43	March	18.22	March	23.90	March	26.56	March	20.90	March	26.86
April	16.20	April	19.76	April	24.54	April	26.14	April	23.70	April	28.73
May	14.93	May	21.91	May	23.76	May	25.18	May	23.00	May	31.43
June	13.65	June	19.65	June	22.10	June	24.32	June	21.30	June	33.63
July	15.17	July	18.98	July	21.73	July	25.83	July	21.68	July	30.35
August	15.99	August	18.30	August	22.90	August	27.25	August	21.69
September	12.83	September	20.25	September	24.11	September	25.97	September	22.86
October	15.92	October	21.15	October	25.79	October	26.26	October	25.85
November	18.75	November	23.35	November	27.27	November	21.55	November	26.36
December	18.12	December	25.04	December	27.38	December	21.47	December	27.78

The closing price on August 9, 2007 was $32.30.

WAL-MART STORES, INC. (WMT)

Wal-Mart Stores, Inc. operates mass merchandising stores that serve customers primarily through the operation of Wal-Mart Discount Stores, Neighborhood Markets, Supercenters and Sam’s Clubs. The Wal-Mart Discount Stores, Neighborhood Markets and Supercenters offer a wide variety of merchandise, including clothing, household and sporting goods, small appliances, automotive accessories and groceries. Wal-Mart stores sell name-brand merchandise and merchandise sold under Wal-Mart’s own brands. Sam’s Clubs are warehouse stores, accessible by membership only, that offer bulk-quantity name-brand merchandise and grocery items. The Company has operations throughout the United States and internationally.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	59.98	January	47.80	January	53.85	January	52.40	January	46.11	January	47.69
February	62.01	February	48.06	February	59.56	February	51.61	February	45.36	February	48.31
March	61.30	March	52.03	March	59.69	March	50.11	March	47.24	March	46.95
April	55.86	April	56.32	April	57.00	April	47.14	April	45.03	April	47.92
May	54.10	May	52.61	May	55.73	May	47.23	May	48.45	May	47.60
June	55.01	June	53.67	June	52.76	June	48.20	June	48.17	June	48.11
July	49.18	July	55.91	July	53.01	July	49.35	July	44.50	July	45.95
August	53.48	August	59.17	August	52.67	August	44.96	August	44.72
September	49.24	September	55.85	September	53.20	September	43.82	September	49.32
October	53.55	October	58.95	October	53.92	October	47.31	October	49.28
November	53.90	November	55.64	November	52.06	November	48.56	November	46.10
December	50.51	December	53.05	December	52.82	December	46.80	December	46.18
The closing price on August 9, 2007 was $46.45.

ZIMMER HOLDINGS, INC. (ZMH)

Zimmer Holdings, Inc. designs, develops, manufactures and markets reconstructive orthopedic implants and trauma products. Reconstructive orthopedic implants restore joint function lost due to disease or trauma in joints and trauma products are devices used primarily to reattach or stabilize damaged bone or tissue. Zimmer also manufactures and markets orthopedic surgical products, which include surgical supplies and instruments designed to aid in orthopedic surgical procedures. It also markets an array of sports medicine products. Zimmer’s customers include orthopedic surgeons, hospitals and healthcare purchasing organizations or buying groups. These customers range from large multinational enterprises to independent surgeons.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	32.53	January	41.00	January	76.50	January	78.85	January	68.95	January	84.22
February	35.76	February	44.39	February	75.64	February	85.90	February	69.18	February	84.27
March	34.05	March	48.63	March	73.78	March	77.81	March	67.60	March	85.41
April	34.71	April	46.90	April	79.85	April	81.42	April	62.90	April	90.48
May	34.98	May	44.86	May	85.35	May	76.58	May	60.55	May	88.06
June	35.66	June	45.05	June	88.20	June	76.17	June	56.72	June	84.89
July	37.23	July	47.81	July	76.31	July	82.36	July	63.24	July	77.76
August	36.90	August	51.74	August	71.30	August	82.17	August	68.00
September	38.34	September	55.10	September	79.04	September	68.89	September	67.50
October	41.22	October	63.81	October	77.59	October	63.77	October	72.01
November	37.64	November	65.92	November	81.60	November	62.67	November	72.96
December	41.52	December	70.40	December	80.12	December	67.44	December	78.38

The closing price on August 9, 2007 was $79.54.

1,000,000,000 Depositary Receipts

Market 2000+ HOLDRSSM Trust

P R O S P E C T U S

August 14, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.  Exhibits.

See Exhibit Index.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(a) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.
Toinclude any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)
For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on August 14, 2007.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:                             *

Name:   Joseph F. Regan
Title:     First Vice President, Chief Financial Officer
              and Controller

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 6 to the Registration Statement has been signed by the following persons in the capacities indicated on August 14, 2007.

	Signature	Title

*
	Robert J. McCann	Chief Executive Officer, Chairman of the Board

*
	Carlos M. Morales	Director and Senior Vice President

*
	Candace E. Browning	Director and Senior Vice President

*
	Gregory J. Fleming	Director and Executive Vice President

*
	Joseph F. Regan	First Vice President, Chief Financial Officer and Controller

Attorney-in-Fact
*By:	/s/ Mitchell M.Cox
Mitchell M. Cox

INDEX TO EXHIBITS

Exhibits

*4.1
Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement, form of Amendment No. 1 to the Standard Terms for Depositary Trust Agreements and form of HOLDRS, filed on August 3, 2000 as an exhibit to Amendment No. 2 to the registration statement filed on Form S-1 for Market 2000+ HOLDRS.

*5.1
Opinion of Shearman & Sterling LLP regarding the validity of the Market 2000+ HOLDRS Receipts, filed on July 28, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Market 2000+ HOLDRS.

*8.1
Opinion of Shearman & Sterling LLP, as special U.S. tax counsel regarding the material federal income tax consequences, filed on July 28, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Market 2000+ HOLDRS.

*24.1	Power of Attorney (included in Part II of Registration Statement), filed on May 26, 2000 as an exhibit to the registration statement filed on Form S-1 for Market 2000+ HOLDRS.

*24.2	Power of Attorney of John J. Fosina, E. Stanley O’Neal, George A. Schieren, Thomas H. Patrick and Dominic A. Carone.

*24.3	Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos M. Morales.

*24.4	Power of Attorney of Candace E. Browning, Gregory J. Fleming, Do Woo Kim and Joseph F. Regan.

*24.5	Power of Attorney of Robert J. McCann and Joseph F. Regan.

* Previously filed.